Exhibit 2.1

Share Sale Agreement

BETWEEN
MALIBU AUSTRALIAN ACQUISITION CORP.
AND
MALIBU BOATS, INC.
AND
XAVIER STUART WEST
AND
MALIBU BOATS PTY LTD

MILLS OAKLEY LAWYERS
Level 6, 530 Collins Street
MELBOURNE VIC 3000
Telephone:    +61 3 9670 9111
Facsimile:    +61 3 9605 0933
DX 558, MELBOURNE
www.millsoakley.com.au
Ref: MJC/5322666

Exhibit 2.1

TABLE OF CONTENTS

2	Condition Precedent		9
	2.1	Condition Precedent to Completion	9
	2.2	Reasonable endeavors	9
	2.3	Waiver of Condition Precedent	9
	2.4	End date	9
	2.5	Effect of termination	9
	2.6	Accounts form part of agreement	9

3	Agreement to sell and purchase the Shares		9
	3.1	Sales and purchase of Shares	9
	3.2	Purchase price	10
	3.3	Scrip Consideration	10
	3.4	Scrip Consideration Restrictions	10

4	Stocktake		11
	4.1	Conduct of stocktake	11
	4.2	Vale of Stock	11
	4.3	Disputes	12
	4.4	Final Stock value	13

5	Pre-Completion Matters		13
	5.1	Payment of dividend	13
	5.2	Provision for cash reserves	13
	5.3	Related party indebtedness	13
	5.4	Surplus Assets	14
	5.5	Notice to Vendor	14
	5.6	Stocktake and financial matters	14

6	Conduct of the Business until Completion		14
	6.1	Disposal of Assets	14
	6.2	Contractual Commitments	14
	6.3	Conduct of Business	14
	6.4	Capital structure	15

7	Completion		15
	7.1	Time and place for Completion	15
	7.2	Vendor’s obligations on Completion	15
	7.3	Completion Board Meeting	16
	7.4	Obligations of Purchaser and Malibu US at Completion	16
	7.5	Company’s obligations at Completion	16
	7.6	Interdependence	17
	7.7	Acknowledgement	17

8	Post Completion		17

Exhibit 2.1

	8.1	Title, property and risk of the Shares	17
	8.2	Vendor’s obligation until registration of the Shares	17
	8.3	Access to records for Vendor after Completion	17
	8.4	Customer enquiries	17
	8.5	Restriction on use of business names, domain names and trade marks	17

9	Completion Statement		18
	9.1	Cash reserves and Stock level at Adjustment Date	18
	9.2	Preparation of Completion Statement	18
	9.3	Review	18
	9.4	Access to information	18
	9.5	Disputes	18
	9.6	Payment of Adjustment Amount	18

10	Dispute Resolution – Completion Statement / Adjustment Amount		19
	10.1	Disputes	19
	10.2	Dispute Notice	19
	10.3	Good faith discussions	19
	10.4	Appointment of Expert	19
	10.5	Qualifications and independence of Expert	19
	10.6	Expert Determination	19
	10.7	Exception	20

11	Warranties		20
	11.1	Warranties	20
	11.2	Exceptions for disclosures and public records	21
	11.3	Fairly disclosed	21
	11.4	Indemnity	21
	11.5	Sole Remedy	21
	11.6	Purchaser's Warranties	22
	11.7	Malibu US’s Warranties	22

12	Limitations of liability		22
	12.1	No reliance on and no liability for matters outside this agreement	22
	12.2	Purchaser and Malibu US’s acknowledgment	22
	12.3	Limitations of liability	23
	12.4	Maximum liability for claims	23
	12.5	Reimbursement for amounts recovered	23
	12.6	Third party claims	23
	12.7	Breach of Exclusive Manufacture and Distribution Agreement	25
	12.8	No double claims	25
	12.9	Adjustment to Purchase Price	25
	12.10	Forward-looking statements	25
	12.11	Mitigation	25
	12.12	Indirect and consequential loss	25

Exhibit 2.1

13	Defective Products		26
	13.1	Acknowledgements	26
	13.2	Vendor’s exclusion of liability for Defective Products	26

14	Restraint		27
	14.1	Definitions	27
	14.2	Non-competition	27
	14.3	Non-interference	28
	14.4	Non-solicitation of employees	28
	14.5	Exceptions	28
	14.6	Other prohibitions	28
	14.7	Independent restraints	28
	14.8	Restraints reasonable in scope and duration	29

15	Guarantee and Indemnity		29
	15.1	Malibu US’s primary undertaking	29
	15.2	Extent of guarantee and indemnity	29
	15.3	Principal and independent obligation	30
	15.4	Enforcement against Malibu US	30
	15.5	Mitigation	30

16	Confidentiality and Announcement		30
	16.1	Dictionary	30
	16.2	Confidentiality obligations	31
	16.3	Exceptions to confidentiality obligations	31
	16.4	Announcements	31
	16.5	Survival	31

17	GST		31
	17.1	Definitions	31
	17.2	Consideration is GST Exclusive	32
	17.3	Taxable Supply	32
	17.4	Tax Invoice	32
	17.5	Penalties and Interest	32
	17.6	Reimbursement and Indemnity Payments	32

18	Notices		32
	18.1	Form of Notice	32
	18.2	Address for service	33

19	General		33
	19.1	Further assurances	33
	19.2	Non-merger of provisions	33
	19.3	Waiver	33
	19.4	Confidentiality	34
	19.5	Approvals and consents	34

Exhibit 2.1

	19.6	No amendments without agreement	34
	19.7	Assignment	34
	19.8	Contra proferentem excluded	34
	19.9	Costs, expenses and stamp duty	34
	19.10	Independent Legal Advice	34
	19.11	Counterparts	34
	19.12	Enforcement of indemnities	34
	19.13	Exercise of rights	35
	19.14	Jurisdiction	35
	19.15	Attorneys	35

Schedule 1		Details of the Company	36
Schedule 2		Warranties	37
1		Vendor	37
2		Title to Shares	37
3		Extent of interest in the Company	37
4		The Company	37
5		The Business and the Assets	37
6		The Properties	38
7		Financial Position	39
8		Records	39
9		Data Room and Disclosure Letter	40
10		Plant and Equipment and Stock	40
11		Contracts	40
12		Intellectual property	41
13		Employees	41
14		Superannuation	42
15		Environment and licensing	42
16		Absence of litigation	43
17		Compliance with laws	44
18		Insurance	44
19		No related party contracts	44
20		Taxation	44
21		Scrip Consideration	45
Schedule 3		Purchaser’s Warranties	48
Schedule 4		Malibu US’s Warranties	49
Schedule 5		Plant and Equipment	50
Schedule 6		Employees	51
Schedule 7		New Property Leases	52
Schedule 8		Key Person Employment Agreement	53
Schedule 9		Completion Statement	54
Schedule 10		Stock valuation principles	55
Schedule 11		Third Party Intellectual Property	56
		Execution Page	57
Annexure A		Disclosure Material	59
Annexure B		Unqualified audit opinion terms	60

Exhibit 2.1

Annexure C	Disclosure Letter	61
Annexure D	Property Termination and Release Deed	62
Annexure E	Agreed Announcement	63
Annexure F	Mutual Release Deed	64

Exhibit 2.1

Parties
XAVIER STUART WEST
of *
(Vendor)

MALIBU AUSTRALIAN ACQUISITION CORP.
of 5075 Kimberly Way, Loudon, TN, 37774, United States of America
(Purchaser)

MALIBU BOATS PTY LTD ACN 056 239 500 whose details are set out in Schedule 1
(Company)

MALIBU BOATS, INC.
of 5075 Kimberly Way, Loudon, TN, 37774 United States of America
(Malibu US)

Background

A.	The Vendor is the legal and beneficial holder of the Shares.

B.	The Vendor has agreed to sell, and the Purchaser has agreed to buy, the Shares on the terms and conditions of this agreement.

C.	Malibu US is the ultimate holding company of the Purchaser.

D.	In consideration of the Vendor entering into this agreement with the Purchaser, Malibu US has agreed to:

(i)	issue the Scrip Consideration in accordance with the terms of this agreement and the applicable law; and

(ii)	guarantee the obligations of the Purchaser under this agreement and indemnify the Vendor for any failure by the Purchaser to carry out those obligations.

E.	This agreement has been prepared to reflect the following key commercial principles:

(i)
Malibu US and the Purchaser have a high level of knowledge about the Business through the long term trading relationship between the Company and Malibu LLC, and have completed a due diligence investigation. The Vendor has agreed to provide a warranty package which reflects the Purchaser’s and Malibu US’s high level of knowledge about the Business.

(ii)	The Vendor will have no ongoing liability for Defective Products.

(iii)	The Purchaser has agreed to the Company committing to long term leases of the Properties (which are owned by entities associated with the Vendor).

(iv)	The Vendor must ensure that there is no related party indebtedness between the Company and the Vendor (or any entities associated with the Vendor) at the Adjustment Date.

(v)	The Vendor has agreed to ensure that the Company holds a certain minimum amount of cash and Stock as at the Adjustment Date.

(vi)	The Vendor has agreed to consult to the Business in accordance with the Key Person Employment Agreement, following Completion.

Exhibit 2.1

Terms and Conditions

1	Definitions and Interpretation

1.1	Dictionary
The definitions set out below apply in this agreement.
Accounts means the audited financial statements of the Company as at and in respect of the two financial years preceding the Accounts Date, as provided to the Purchaser under clause 2, prepared in compliance with Australian Accounting Standards as defined in the Corporations Act and International Financial Reporting Standards and audited in accordance with Australian Auditing Standards and U.S. Generally Accepted Auditing Standards, and in respect of which an unqualified audit opinion for both the 2014 and 2013 financial years has been provided by the Auditor, in the terms set out in Annexure B.
Accounts Date means 30 June 2014.
Adjustment Amount means the amount of item G, as set out in the Completion Statement.
Adjustment Date means 1 October 2014 (or such other date as is mutually agreed between the parties).
Assets means all assets of the Company, including:

(a)	the goodwill of the Company and the Business;

(b)
all the stock-in-trade relating to the Business held by or in the possession of the Vendor and prepaid goods in transit, including all raw materials, factory supplies, components, work in progress, finished goods, packaging materials and spare parts;

(c)	the Business Intellectual Property;

(d)	the rights to use the Third Party Intellectual Property;

(e)	the Plant and Equipment;

(f)	the Business Records; and

(g)	the Contracts,
but excluding the Surplus Assets.
Auditor means RSM Bird Cameron.
Award means any award, enterprise agreement or individual contract registered with, or certified or otherwise approved by, a state or federal tribunal.
Bloomberg Website means http://www.bloomberg.com/quote/MBUU:US or any replacement or successor website.
Business means the business carried on by the Company as at the date of this agreement, being the building of premium quality American designed ski boats.
Business Confidential Information means:

(a)
all information relating to the Company, the Business or the Assets, including any information in relation to the past, present or future commercial, financial, legal, business, strategic, technology or other affairs of the Company or of any customer of the Company and any other information that is of a confidential nature regarding the Company, the Business or any customer of the Company; and

Exhibit 2.1

(b)
all information derived partly or wholly from any of the information referred to in paragraph (a) of this definition, including any note, correspondence, agreement, memoranda, opinion, summary or analysis generated from, based upon or incorporating such information, but excluding information which is in or becomes part of the public domain other than through breach of this agreement or any other obligation of confidence owed by the Vendor or the Company.
Business Day means a day (not being a Saturday or Sunday) on which Australian banks (as defined in Section 9 of the Corporations Act) are open for general banking business in the capital city of the State.
Business Intellectual Property means:

(a)	the Business Confidential Information; and

(b)	any other Intellectual Property Rights owned by the Company, and the right to take action against third parties for infringement of any rights relating to that intellectual property, whether occurring before or after the date of this agreement, but does not include the Third Party Intellectual Property.
Business Name Registrations means the registrations in respect of the following business names:

(a)	“Malibu Boats”; and

(b)	“Malibu Boats WA” which, as at the date of this agreement, is registered in the name of Liftzone Pty Ltd (ACN 124 365 564).
Business Records means all records, data and files (whether in physical or electronic form) in the Company’s possession or under its control, other than to the extent wholly unrelated to the Company, its affairs, the Shares, the Assets or the Business.
Claim means a claim, action, proceeding or demand made against the person concerned, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.
Completion means completion of the sale and purchase of the Shares under clause 7.
Completion Amount means AU$15,000,000.00.
Completion Date means:

(a)	the date that is three Business Days after the date on which the Condition Precedent is satisfied by the Vendor or waived by the Purchaser in accordance with clause 2 (as the case may be); or

(b)	such other date as the Vendor and Purchaser agree in writing.
Completion Statement means the statement prepared in accordance with clause 9 of this agreement, being in the form of the pro-forma set out in Schedule 9.
Completion Statement Date means the date set out in clause 9.6.
Condition Precedent has the meaning set out in clause 2.1.
Contracts means the agreements to which the Company is a party and which are wholly or partly to be performed after Completion and all outstanding offers by or to the Company, but excluding the Existing Property Leases.
Corporations Act means the Corporations Act 2001 (Cth).
Data Room means the Smartsheet data room set up for the purposes of this transaction, an index of which is set out at Annexure A.

Exhibit 2.1

Defective Products means any products manufactured, assembled or supplied by or on behalf of the Company pursuant to the Exclusive Manufacture and Distribution Agreement at any time whether prior to or following Completion which are or were:

(a)	not of merchantable quality; or

(b)	not in accordance with any applicable specification(s); or

(c)	not fit for their intended purpose; or

(d)	otherwise defective or dangerous in any way whatsoever.
Disclosure Letter means a letter provided by the Vendor to the Purchaser on or before the date of this agreement, setting out any matters which the Vendor is aware of which make any Warranty inaccurate, a copy of which is set out at Annexure C.
Disclosure Material means:

(a)	all information and documents provided by or on behalf of the Vendor to the Purchaser, Malibu US and/or their respective advisers in the Data Room, an index of which is set out in Annexure A;

(b)	the Disclosure Letter; and

(c)	the Accounts.
Dispose means sell, create a Security Interest, trust or option over, or alienate the right to exercise the vote attached to, or decrease the holder’s interest or economic interest in.
Dispute Notice has the meaning set out in clause 4.2(d).
Dividend has the meaning set out in clause 5.1(a).
Domain Name Registrations means the registrations in respect of the domain names “www.malibuboats.com.au” and “www.axiswake.com.au”.
End Date means 1 November 2014 (or such other date as is mutually agreed between the parties).
Equity Value means AU$18,500,000.
Escrow Period means the period of two years from the Completion Date.
Escrowed Consideration Shares means 71.43% (by number rounded down to the nearest whole number) of the Scrip Consideration that are restricted from Disposal for the Escrow Period under clause 3.4.
Exclusive Manufacture and Distribution Agreement means the Exclusive Manufacture and Distribution Agreement between Malibu LLC and the Company dated 13 June 2006 and commencing 1 August 2004, as varied by a Deed of Variation dated 29 May 2013.
Existing Property Leases means, collectively, the lease arrangements between the Company and the relevant Landlord in respect of the Factory Complex and the Storage Facility.
Factory Complex means the land together with all improvements located at:

(a)	813 Hope Court, North Albury, NSW 2640 (Lot 18 DP 1046388); and

(b)	823 Hope Court, North Albury, NSW 2640 (Lot 17 DP 1046388).
Final Stocktake Date means the day immediately prior to the Completion Date (or such other date as is mutually agreed between the parties).
Governmental Agency means a government or government department or other body, a governmental semi-governmental or judicial person, or a person who is charged with the administration of any law.

Exhibit 2.1

GST has the meaning given to that term in the GST law.
GST Law has the meaning given to that term in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
Guaranteed Obligations has the meaning set out in clause 15.1(a).
Insolvent means, in relation to a person, when the person:

(a)	being a body corporate:

(i)	is insolvent as that term is defined in Section 9 of the Corporations Act; or

(ii)
is the subject of an event described in Sections 459C(2) (a) to (f) or Section 585 of the Corporations Act (or it makes a statement from which a party to this agreement may reasonably deduce it is so subject); or

(iii)	suffers the appointment of a controller, administrator, liquidator or provisional liquidator as those terms are defined in Section 9 of the Corporations Act; or

(iv)	is dissolved; or

(v)
has entered into any arrangement, compromise or assumption with, or assignment for the benefit of, its creditors or a class of them, other than to carry out an amalgamation or reconstruction while solvent; or

(b)	is otherwise unable to pay its debts as and when they become due and payable, or has stopped, suspended or threatened to stop or suspend paying its debts as and when they become due and payable; or

(c)	being a natural person:

(i)	commits or suffers an act of bankruptcy; or

(ii)	is an insolvent under administration; or

(d)	suffers a similar event under the law of any jurisdiction.
Intellectual Property Rights means statutory and other proprietary rights in respect of copyright and neighbouring rights, all rights in relation to inventions, patents, plant varieties, registered and unregistered trade marks, registered and unregistered designs, circuit layouts and confidential information, but does not include moral rights that are not transferable.
Key Person Employment Agreement means the employment agreement between the Vendor and the Company in the form set out in Schedule 8.
Landlord means:

(a)	in relation to the Factory Complex, 21st Century Boats Pty Ltd (ACN 080 144 056) as trustee for the Hope Court Unit Trust; and

(b)	in relation to the Storage Facility, 21st Century Superannuation Pty Ltd (ACN 163 910 487) as trustee for the 21st Century Superannuation Fund.
Loss means a damage, loss, cost, expense or liability incurred by the person concerned, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.
Malibu LLC means Malibu Boats, LLC.
Mutual Release Deed means the mutual release deed between the Vendor and the Company in the form set out in Annexure F.

Exhibit 2.1

New Property Leases means the leases in respect of each of the Properties between the Company and the relevant Landlord, in the form set out in Schedule 7.
Plant and Equipment means the plant, equipment (including all computer hardware and machinery and peripheral or associated equipment), machinery, tools, furniture, fittings and motor vehicles owned by the Company including the spare parts and accessories owned by the Company and relating to those items, including the items listed in Schedule 5.
PPSA means the Personal Properties Securities Act 2009 (Cth).
PPSR means the register of that name established under section 147 of the PPSA.
Property Termination and Release Deeds means, collectively, a deed of termination of each of the Existing Property Leases in the form set out in Annexure D.
Properties means the Factory Complex and the Storage Facility.
Purchase Price means the Completion Amount and the Scrip Consideration, plus or minus the Adjustment Amount (as applicable) as set out in clause 3.2.
Reserve Bank of Australia Website means http://www.rba.gov.au/statistics/frequency/exchange-rates.html or any replacement or successor website.
Resolved Claim means a Claim by the Purchaser or Malibu US against the Vendor in relation to a breach of Warranty or under any indemnity in this agreement that has been agreed, settled or finalised.
Scrip Consideration means fully paid shares in the Class A Common Stock par value $0.01 per share of Malibu US, calculated in accordance with clause 3.3.
Scrip Value has the meaning set out in clause 3.3(b).
Security Interest means any third party interest or encumbrance of any nature whatsoever including (without limitation):

(a)	a mortgage, a “security interest” (as that term is defined in the PPSA (whether or not attached or perfected in accordance with the PPSA), pledge, lien, hypothecation or title retention arrangement;

(b)	a right of set off or right to withhold payment of a deposit or other money;

(c)	a right of any person to purchase, occupy or use an asset (including under an option, agreement to purchase, licence, lease, or hire purchase);

(d)	an easement, restrictive covenant, caveat or similar restriction over property (except an easement or covenant whose burden is noted on the certificate of title to the land concerned); and

(e)	a trust or other third party interest,
and an agreement to create any of the above or to allow any of them to exist.
Shares means all of the shares in the Company, being as at the date of this agreement those described in Schedule 1.
State means the State of New South Wales in the Commonwealth of Australia.
Stock means (without double counting) all the stock-in-trade relating to the Business held by or in the possession of the Vendor, prepaid goods in transit and invoiced (but unpaid) goods in transit as at the Adjustment Date, including without limiting the generality of the foregoing all raw materials, factory supplies, components, work in progress, finished goods, packaging materials and spare parts, but excluding any stock owned by, or held by the Vendor on behalf of, any customer of the Business, and irrespective of whether that Stock originated from Australia or any other country.

Exhibit 2.1

Stock Dispute has the meaning set out in clause 4.3(a).
Stock Expert has the meaning set out in clause 4.3(a).
Storage Facility means the land together with all improvements located at 816 Hope Court, North Albury, NSW 2640 (Lots 8 and 9 DP 260640).
Surplus Assets has the meaning set out in clause 5.4.
Target Cash Reserve Level means AU$1,500,000.
Target Stock Level means AU$3,000,000 worth of Stock, valued in accordance with clause 4.2.
Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or by a Governmental Agency, together with any related interest, penalty, fine or other charge.
Tax Law means any law relating to Tax and any Tax rulings.
Third Party Intellectual Property means Intellectual Property Rights used by the Company which are owned by a person other than the Company, including the unregistered trade marks set out in Schedule 11.
Transaction Documents means this agreement and each other agreement contemplated in clauses 7.2(g)(i), 7.2(g)(ii) and 7.2(h).
Warranties means the warranties of the Vendor to the Purchaser and Malibu US set out in Schedule 2.

1.2	Rules for interpretation
In this agreement unless specified to the contrary:

(a)	the background, the schedules, the execution page and the annexures (if any) are each incorporated in and form part of this agreement;

(b)	a reference to the singular includes the plural and vice versa;

(c)	a reference to a given gender includes all other genders;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)	words or phrases defined in the Corporations Act as at the date of this agreement have the corresponding meaning;

(f)	use of the word including and similar expressions are not, nor are they to be interpreted as, words of limitation;

(g)	a reference to a person includes a natural person, a company or other entities recognised by law;

(h)
a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislation or legislative provision substituted for, that legislation or legislative provision;

(i)
a reference to any governmental or statutory body includes any body which replaces, succeeds to the relevant powers and functions of, or which serves substantially the same purposes or objects as such body;

(j)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

Exhibit 2.1

(k)	a reference to any thing is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

(l)	a reference to writing includes any mode of reproducing words, figures or symbols in tangible and permanently visible form and includes fax transmission;

(m)	a reference to Australian dollars, dollars, $, A$, $A or AU$ is a reference to the lawful currency of the Commonwealth of Australia;

(n)	a reference to United States dollars or US$ is a reference to the lawful currency of the United States of America;

(o)	all references to parties are to the parties to this agreement;

(p)	a reference to a party includes the party’s executors, administrators, successors and permitted assigns;

(q)	a reference to time is to local time in the capital city of the State;

(r)	if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(s)	if the time for performing an obligation under this agreement expires on a day which is not a Business Day, then time is extended until the next Business Day.
The language in all parts of this agreement shall be in all cases construed in accordance with its fair and common meaning and not strictly for or against any of the parties.

1.3	Vendor’s knowledge and awareness

(a)
Where any statement in the Warranties is qualified by “knowledge”, including phrases such as “to the knowledge of the Vendor” and “as far as the Vendor is aware” or other words to that effect, that statement will be deemed:

(i)	the actual knowledge and/or awareness of:

(A)	the Vendor; and

(B)	Jim Suidgeest; and

(ii)
to include an additional statement that it has been made after reasonable enquiry, where reasonable to do so, of senior management of the Company and includes all matters, events or circumstances of which the persons named in clause 1.3(a)(i) should reasonably be aware or know after having made such enquiries.

(b)	For the avoidance of doubt, the person named in this clause 1.3(a)(i)(B) does not bear any liability whatsoever in relation to any Claim or Loss or otherwise under this agreement.

1.4	Compliance with law

(a)	This agreement is to be interpreted so that it complies with all applicable laws and if any provision does not comply then it must be read down so as to give it as much effect as possible.

(b)
If it is not possible to give that provision any effect at all in a jurisdiction, however, then it is to be severed from this agreement for the purposes of that jurisdiction in which case the remainder of this agreement will continue to have full force and effect in that jurisdiction, but without affecting the validity or enforceability of that provision in any other jurisdiction.

Exhibit 2.1

1.5	Index and headings
The index and any headings are for ease of reference only and do not affect the interpretation of this agreement.

1.6	Ordinary course of business
For the purposes of this agreement, a thing is done in the “ordinary course of business”, in the “normal and ordinary course of business”, in accordance with “normal practice” or “normal business” or in accordance with other similar terminology, if, judged objectively from the perspective of businesses generally:

(a)	it falls into place as part of the undistinguished common flow of business done; and

(b)	it forms part of the ordinary course of business as carried on.

2	Condition Precedent

2.1	Condition Precedent to Completion
Completion is conditional on the preparation and delivery of the Accounts to the Purchaser (the Condition Precedent).

2.2	Reasonable endeavours
The Vendor must use his reasonable endeavours to procure the satisfaction of the Condition Precedent as expeditiously as possible and in any event before the End Date.

2.3	Waiver of Condition Precedent

(a)	The Condition Precedent is for the benefit of the Purchaser and may only be waived by the Purchaser in writing.

(b)	Any waiver of the Condition Precedent in accordance with clause 2.3(a) will be effective only to the extent specifically set out in that waiver.

2.4	End date
If the Condition Precedent is not satisfied or waived in accordance with clause 2.3 by the End Date then the Purchaser may terminate this agreement by giving notice in writing to the Vendor.

2.5	Effect of termination
If this agreement is terminated in accordance with clause 2.4, then the rights and obligations of each party under this agreement are terminated, except those:

(a)	imposing obligations of confidentiality; and

(b)	rights and obligations that accrue before the date that the agreement is terminated in accordance with clause 2.4.

2.6	Accounts form part of agreement
The parties agree that the Accounts will, once provided to the Purchaser, form part of this agreement.

3	Agreement to sell and purchase the Shares

3.1	Sale and purchase of Shares
Subject to clause 2, the Vendor agrees to sell the Shares with any and all accrued or attached rights to the Purchaser free from any Security Interest and the Purchaser agrees to buy the Shares with those rights from the Vendor for the Purchase Price on the terms of this agreement.

Exhibit 2.1

3.2	Purchase price
Subject to clause 7.2, 7.3 and 7.5, the Purchase Price for the Shares must be satisfied as follows:

(a)	On the Completion Date in accordance with clauses 7.4(a) to 7.4(b) (inclusive):

(i)
Malibu US must issue the Scrip Consideration to the Vendor by transmitting an irrevocable instruction letter to the transfer agent for the issue of the Scrip Consideration on the Completion Date and using its best endeavours to cause such transfer agent to reflect the issuance of the Scrip Consideration in the Company’s books and records within 2 Business Days after the Completion Date (and in any event Malibu US must ensure that the Scrip Consideration is validly issued within 5 Business Days of Completion); and

(ii)	the Purchaser must pay the Completion Amount to the Vendor.

(b)	On the Completion Statement Date in accordance with clause 9.6:

(i)	if the Adjustment Amount is a positive number, the Purchaser must pay the Adjustment Amount to the Vendor; or

(ii)	if the Adjustment Amount is a negative number, the Vendor must pay the absolute value of the Adjustment Amount to the Purchaser.

3.3	Scrip Consideration
On the Completion Date, the Scrip Consideration will be calculated on the following basis:

(a)
the value of the Scrip Consideration in Australian dollars, being AU$3,500,000, will be converted to United States dollars at the Australian dollar to United States dollar exchange rate listed on the Reserve Bank of Australia Website on the Business Day prior to the Completion Date (US Dollar Amount);

(b)
the issue price per share for calculating the Scrip Consideration will be the average closing price of shares in the Class A Common Stock of Malibu US for the 20 trading days immediately prior to, but not including, the Completion Date, as quoted on the Bloomberg Website (Scrip Value);

(c)
the Vendor will be issued with the number of shares (rounded to the nearest whole number) in the Class A Common Stock of Malibu US that can be purchased with the US Dollar Amount at the Scrip Value; and

(d)	any costs or expenses associated with issuing the Scrip Consideration to the Vendor will be borne by the Purchaser and/or Malibu US.

3.4	Scrip Consideration Restrictions

(a)
Except for applicable US federal securities law requirements, 28.57% (by number rounded up to the nearest whole number) of the total Scrip Consideration shall be unrestricted and Vendor shall be able to Dispose of such percentage any time after the Completion Date. The Vendor agrees not to Dispose of the remaining Escrowed Consideration Shares in accordance with the remainder of this clause 3.4.

(b)
Subject to clause 3.4(c) and 3.4(e) and any other restrictions imposed on the Vendor at law, the Vendor is entitled to Dispose of the Escrowed Consideration Shares at any date following the date that is 24 months after the Completion Date.

(c)	The Vendor may, at its discretion, apply the Escrowed Consideration Shares to satisfy all or part of a Resolved Claim (as opposed to the Vendor satisfying the

Exhibit 2.1

Resolved Claim by paying the amount of the Resolved Claim personally) by returning the relevant number of Escrowed Consideration Shares to Malibu US in accordance with the following:

(i)
The value of each Escrowed Consideration Share applied to satisfy all or part of a Resolved Claim will be equal to the average closing price of Class A Common Stock of Malibu US, as quoted on the Bloomberg Website, for the 20 trading days immediately prior to, but not including, the date on which the parties agree the amount of the Resolved Claim.

(ii)
If Escrowed Consideration Shares are applied to satisfy all or part of a Resolved Claim, an amount equal to the aggregate value of the Escrowed Consideration Shares returned to Malibu US, as determined in accordance with clause 3.4(c)(i), will be deemed to have been paid towards the Resolved Claim.

(iii)
If the value of the Escrowed Consideration Shares applied does not satisfy the full amount of the Resolved Claim, the Vendor will pay the balance of the Resolved Claim to the Purchaser or Malibu US (as applicable).

(d)	The amount of a Resolved Claim that is paid or satisfied in accordance with clause 3.4(c) is deemed to be a reduction in the Purchase Price.

(e)
Certificates evidencing the shares of Class A Common Stock of Malibu US issued pursuant to this agreement as Scrip Consideration or any other written evidence of such shares must bear the following legend, any other legend required under the Transaction Documents, and any other legend required by applicable law:

“THESE SECURITIES HAVE BEEN OFFERED ONLY PURSUANT TO THE PROVISIONS OF REGULATION S OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR SECTION 4(A)(2) OF THE SECURITIES ACT. THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MUST BE MADE ONLY IN COMPLIANCE WITH THE SECURITIES ACT”.

4	Stocktake

4.1	Conduct of stocktake

(a)
On the Adjustment Date, the Vendor must cause a stocktake of all items that would be included as "Stock" and must prepare and deliver to the Purchaser stock lists of all Stock so taken (Stock Lists). Representatives of the Vendor and the Purchaser must be present to verify details recorded on the Stock Lists.

(b)	On completion of the stocktake, representatives of the Vendor and the Purchaser must agree and initial the Stock Lists.

4.2	Value of Stock

(a)	The value of the Stock is to be determined as follows:

(i)	by applying the principles set out in Schedule 10; and

Exhibit 2.1

(ii)	(to the extent not inconsistent with the principles set out in Schedule 10) in accordance with the accounting principles and practices of the Company used in the preparation of the Accounts.

(b)
The Vendor must compute and provide to the Purchaser a written itemisation of its calculation of the value of the Stock, as determined in accordance with clause 4.2(a), (Stock Notice) within 10 Business Days of the Adjustment Date.

(c)
In addition, the Vendor must provide to the Purchaser, within 5 Business Days of the date of receipt by the Purchaser of the Stock Notice, all information and reasonable assistance to enable the Purchaser to validate the Vendor’s calculation of the value of the Stock.

(d)
The Purchaser must either validate the Vendor's calculation of the value of the Stock, or notify the Vendor in writing of any disagreement as to the value of any item of Stock (Dispute Notice), by no later than 5 Business Days after the date of receipt by the Purchaser of the Stock Notice. If the Purchaser has not notified the Vendor in writing of any disagreement as to the value of any item of Stock within 5 Business Days after such receipt, the Purchaser will be deemed to have validated and accepted the Vendor's calculation of the value of the Stock as set out in the Stock Notice.

4.3	Disputes

(a)
In the event of a disagreement between the Vendor and the Purchaser as to the value of any item of Stock (Stock Dispute), the disagreement must be submitted for determination to an independent and appropriately qualified person agreed between the parties as soon as practicable or, failing agreement within a further 3 Business Days, the parties must promptly request the Institute of Arbitrators and Mediators Australia to nominate an independent accountant of not less than 10 years’ standing, (the person agreed or nominated under this clause 4.3(a) being hereinafter called the Stock Expert).

(b)	In respect of any Stock Dispute:

(i)
the Stock Expert is to be instructed to determine the value of the item(s) of Stock in dispute having regard to the provisions of this agreement including, in particular, the valuation principles set out in clause 4.2(a);

(ii)	each party:

(A)
must deliver a copy of the Stock Lists, the Stock Notice, the relevant Dispute Notice and an extract of any relevant provisions of this agreement to the Stock Expert within 1 Business Day after the date of appointment of the Stock Expert (Appointment Date);

(B)
will be entitled to make one submission in writing to the Stock Expert, which must be delivered to the Stock Expert and the other party as far as practicable simultaneously and within 5 Business Days after the Appointment Date;

(C)
will be entitled to make one reply in writing to the submission of the other party, which reply must be delivered to the Stock Expert and the other party as far as practicable simultaneously and within 5 Business Days after the date of receipt of the first-mentioned submission;

Exhibit 2.1

(D)	will not be entitled to make any further submission or reply unless the Stock Expert requests both parties to provide a further submission or reply; and

(E)	will not be entitled to make any submission except in writing.

(iii)
the Stock Expert is to be instructed to determine the value of such items of Stock by no later than 10 Business Days after his or her appointment or such longer period as the Vendor and the Purchaser may agree;

(iv)	the parties must promptly supply the Stock Expert with any information, assistance and co-operation requested in writing by the Stock Expert in connection with its determination of the Stock Dispute;

(v)
all correspondence and documents issued between the Stock Expert and a party must be simultaneously copied to the other party, unless the Stock Expert notifies in writing to a party that such copy should not be so provided;

(vi)	the Stock Expert will act as an expert and not as an arbitrator and his or her written determination will be final and binding on the parties; and

(vii)	the cost of such determination by the Stock Expert must be borne by the Vendor and the Purchaser as determined by the Stock Expert.

4.4	Final Stock value
Upon the determination of the value of the Stock either by agreement between the Vendor and the Purchaser or by determination of the Stock Expert in accordance with clause 4.3, the Vendor and the Purchaser must prepare a written itemisation of the items of the Stock and their respective agreed or determined values (as applicable), and initial the same, whereupon the itemisation will be deemed to form part of this agreement.

5	Pre-Completion Matters

5.1	Payment of dividend
Subject to clause 5.2, the parties agree that immediately prior to the Adjustment Date, the Company has, to the extent permissible by law:

(a)	declared a dividend equal to the amount of the Company’s cash at bank or on hand (Dividend);

(b)	paid the Dividend to the Vendor, and

(c)	procured that the Dividend was franked to the fullest extent possible.

5.2	Provision for cash reserves
Notwithstanding clause 5.1, the Vendor must ensure that the Company does not declare the Dividend unless, immediately after payment of the Dividend, it will have cash reserves at bank or on hand of not less than the Target Cash Reserve Level.

5.3	Related party indebtedness
The Vendor must ensure that, immediately prior to the Adjustment Date, there is no indebtedness owing:

(a)	to the Company by the Vendor or any person or entity associated with or controlled by the Vendor; or

(b)	to the Vendor or any person or entity associated with or controlled by the Vendor by the Company.

Exhibit 2.1

5.4	Surplus Assets
The Vendor must ensure that:

(a)	immediately prior to the Adjustment Date, the Company has no assets which do not relate to the operation of the Business (Surplus Assets); and

(b)	to the extent that any Surplus Assets are disposed of by the Company between the date of this agreement and the Adjustment Date, that disposal must occur on arm’s length commercial terms.

5.5	Notice to Vendor
Prior to Completion, the Purchaser must give the Vendor a notice setting out the details of the persons who will be appointed as the new directors (including who will be appointed as the Australian-resident director), secretaries and public officers of the Company from Completion together with original signed consents to act of such persons.

5.6	Stocktake and financial matters
The Vendor acknowledges that Malibu US requires a stocktake to be conducted and the financial records of the Company to be closed off as at the Final Stocktake Date so as to enable it to prepare a balance sheet of the Company’s financial position as at the Final Stocktake Date. For this purpose, the Vendor must ensure that as at the Final Stocktake Date:

(a)	a stocktake of all stock-in-trade of the Company is conducted and verified by the Auditor; and

(b)	the financial records of the Company are closed off to enable a balance sheet of the Company’s financial position (as at the Final Stocktake Date) to be prepared.

6	Conduct of the Business until Completion

6.1	Disposal of Assets
Until Completion, the Vendor must procure that the Company does not dispose of, agree to dispose of, grant an option over, or grant any interest in, any Asset (other than in the ordinary course of business, or where it has obtained the prior written consent of the Purchaser, which consent must not be unreasonably withheld or delayed).

6.2	Contractual Commitments
Until Completion, the Vendor must procure that the Company does not enter into any material agreement or other commitment in respect of the Business (including any agreement to purchase or lease any Asset), other than in the ordinary course of business or unless it has obtained the prior written consent of the Purchaser, which consent must not be unreasonably withheld or delayed.

6.3	Conduct of Business
Until Completion, the Vendor must procure that:

(a)	the Company:

(i)	maintains and protects each of its Assets; and

(ii)	carries on the Business in the normal and ordinary course of business and with due care, in each case in accordance with normal practice (having regard to the nature and working capital requirements of the Business); and

Exhibit 2.1

(b)	the Company consults the Purchaser in respect of, and before the making of any, material decision concerning the Company, the Shares, the Assets or the Business.

6.4	Capital structure
The Vendor must procure that, until Completion, unless required or contemplated by this agreement, or unless the Purchaser first consents in writing (which consent must not be unreasonably withheld or delayed), the Company does not:

(a)	declare or pay any dividend or make any distribution of its Assets, capital or profits;

(b)	alter or agree to alter its constitution;

(c)	pass any member's resolution; or

(d)	alter its capital structure in any way.

7	Completion

7.1	Time and place for Completion
Completion must take place at the offices of the Vendor’s lawyers, Mills Oakley Lawyers at Level 6, 530 Collins Street, Melbourne VIC 3000 at 2.00 pm on the Completion Date, unless the Vendor and Purchaser otherwise agree in writing.

7.2	Vendor’s obligations on Completion
At Completion, the Vendor must give the Purchaser absolute ownership of all the Shares and title to all the Shares free from any Security Interest, and operational control of the Company and the Business. In addition, the Vendor must give to the Purchaser the following documents:

(a)	share certificates: share certificates of the Vendor for the Shares or if not available a statutory declaration from the Vendor that any share certificate for the Shares is lost;

(b)	transfers: completed transfers of the Shares to the Purchaser, signed by the Vendor;

(c)	corporate records: the certificate of incorporation, common seal, and all corporate records of the Company including statutory registers, minute and other record books and share certificate books;

(d)	accounts: ledgers, journals and books of account of the Company;

(e)
resignations and release: written resignations of the secretary of the Company and all directors and public officers of the Company, effective on the appointment of the directors and public officer to be appointed pursuant to the resolutions referred to in clause 7.3(a)(ii) and clause 7.3(b), and the Mutual Release Deed;

(f)	bank accounts: cheque books of the Company and a list of all bank accounts kept by the Company;

(g)	leases:

(i)	the Property Termination and Release Deeds, each signed by the Company and the relevant Landlord; and

(ii)	the New Property Leases, signed by each relevant Landlord; and

(h)	employment agreement: the Key Person Employment Agreement, signed by the Vendor.

Exhibit 2.1

7.3	Completion Board Meeting
At Completion, the Vendor must ensure:

(a)	that a meeting of the directors of the Company is convened to:

(i)
approve registration: approve the registration of the Purchaser as the holder of the Shares in the books of the Company, subject to payment of any stamp duty payable on the transfer of the Shares by the Purchaser;

(ii)
appoint public officer: appoint the person nominated by the Purchaser as the public officer of the Company, subject to receipt by the Company of a written consent to act from that person, and note the resignation of the Vendor as the public officer of the Company;

(iii)	change registered office: change the registered office of the Company to an address nominated by the Purchaser;

(iv)	leases: approve and (if applicable) ratify the Company’s entry into the Property Termination and Release Deeds and the New Property Leases;

(v)	employment agreement: approve the Company’s entry into the Key Person Employment Agreement; and

(vi)	release: approve the Company’s entry into the Mutual Release Deed.

(b)	that a resolution under section 249B of the Corporations Act is passed by the Vendor as the sole member of the Company to:

(i)	increase the number of directors under the Company’s constitution;

(ii)	appoint the persons nominated by the Purchaser as the directors of the Company, subject to receipt by the Company of a written consent to act from each of them; and

(iii)	note the resignation of the Vendor as director and secretary of the Company.

7.4	Obligations of Purchaser and Malibu US at Completion
Subject to the Vendor complying with all of its obligations under clauses 7.2 and 7.3:

(a)	the Purchaser must pay Completion Amount: the Purchaser must pay the Completion Amount to the Vendor on Completion;

(b)
Malibu US must issue Scrip Consideration: on Completion Malibu US must deliver to the Vendor a copy of the irrevocable instruction letter to the transfer agent in relation to the issue of the Scrip Consideration, as anticipated by clause 3.2(a); and

(c)
the Purchaser must deliver CDs containing contents of Data Room: on the Completion Date the Purchaser or Malibu US must deliver to the Vendor two non-password protected CDs which contain a complete, true and accurate record of the contents of the Data Room, signed by the Purchaser.

7.5	Company’s obligations at Completion
At Completion, the Company must:

(a)	leases:

(i)	sign the New Property Leases; and

(ii)	sign the Property Termination and Release Deeds;

(b)	employment agreement: sign the Key Person Employment Agreement; and

Exhibit 2.1

(c)	release: sign the Mutual Release Deed.

7.6	Interdependence

(a)	The obligations of the Vendor and the Purchaser under this clause 7 are interdependent.

(b)	Completion will not occur unless all of the obligations of the Vendor and the Purchaser under this clause 7 are complied with and fully effective.

7.7	Acknowledgement
The Purchaser and the Company acknowledge that, at Completion, the Company will maintain its current floor plan arrangements which relate to the Security Interests registered in favour of National Australia Bank Limited (ACN 004 044 937) and GE Commercial Corporation (Australia) Pty Ltd (ACN 000 974 747).

8	Post Completion

8.1	Title, property and risk of the Shares
Until Completion, the title to, property in and risk of the Shares remain solely with the Vendor, but they pass to the Purchaser on and from Completion.

8.2	Vendor’s obligation until registration of the Shares
After Completion and until the Shares are registered in the name of the Purchaser, the Vendor must convene and attend general meetings of the Company, vote at those meetings and take any other action as registered holder of the Shares that the Purchaser reasonably requires by written notice.

8.3	Access to records for Vendor after Completion
Subject to Completion, the Purchaser must for 7 years from the Completion Date:

(a)	keep on behalf of the Vendor any original records of the Company and the Business which the Vendor has handed over to the Purchaser on Completion; and

(b)
subject to reasonable prior notice from the Vendor, give the Vendor full access during normal business hours to, and permit the Vendor to (at his own cost) take copies of, any of those records or any other original or copied records of the Company relating to the tax history of Business prior to Completion or the Vendor’s rights and obligations as a former shareholder, director and/or employee of the Company which the Purchaser possesses.

8.4	Customer enquiries
After Completion, the Vendor must promptly refer to the Company (or otherwise as the Purchaser directs) any enquiry, order, notice, correspondence and information it receives in connection with the Business and not refer the same to any person other than the Company (or such other person as the Purchaser may direct in writing).

8.5	Restriction on use of business names, domain names and trade marks
After Completion, the Vendor must not use, and must ensure that no person or entity associated with or controlled by the Vendor uses, any word, name, sign, mark or logo which is substantially identical or deceptively similar to or likely to be mistaken for or confused with any of the trade marks set out in Schedule 11 or the names comprised in the Business Name Registrations or the Domain Name Registrations, except to the extent required for the proper performance of the Vendor’s duties and obligations under the Key Person Employment Agreement or otherwise with the prior written consent of the Company.

Exhibit 2.1

9	Completion Statement

9.1	Cash reserves and Stock level at Adjustment Date

(a)	At the Adjustment Date, the Vendor must use its best endeavours to procure that:

(i)	the cash reserves at the bank or on hand for the Company are equal to the Target Cash Reserve Level; and

(ii)	the Company has an amount of Stock equal to the Target Stock Level.

(b)	The actual cash reserves (on hand and at bank) and Stock level at the Adjustment Date will be determined as part of the Completion Statement.

9.2	Preparation of Completion Statement
The Vendor must prepare and provide the Purchaser with the Completion Statement (including an assessment of the Adjustment Amount) no later than five Business Days after the final determination of the value of the Stock in accordance with clause 4.4.

9.3	Review

(a)
The Purchaser will have 10 Business Days after the date of receipt of the Completion Statement (Review Period) in which to accept or dispute the Completion Statement and/or the Adjustment Amount by written notice in accordance with clause 10.2.

(b)
If the Purchaser does not notify the Vendor in writing during the Review Period of its acceptance or dispute of the Completion Statement and/or the Adjustment Amount, the Purchaser will be deemed to have accepted that Completion Statement and the Adjustment Amount as stipulated in that Completion Statement.

9.4	Access to information
In connection with the Purchaser’s review of the Completion Statement, the Vendor must:

(a)
provide or ensure the timely provision of all information and assistance (including by the Auditors, and the Company’s accountants and senior personnel) which may be reasonably requested by the Purchaser and its representatives (including, without limitation, the Purchaser’s employees, agents, representatives, financial advisers, accountants and lawyers); and

(b)
at reasonable times, permit the Purchaser and its representatives (including, without limitation, the Purchaser’s employees, agents, representatives, financial advisers, accountants and lawyers) to have full and free access to and take extracts from or copies of any books, accounts or other records, subject to compliance with any reasonable requirements of the Vendor in respect of such access.

9.5	Disputes

(a)	If a dispute arises between the parties as a result of a notice given by the Purchaser pursuant to clause 9.3(a), the dispute resolution procedures set out in clause 10 will apply.

(b)
For the avoidance of doubt, the Purchaser may not invoke the dispute resolution procedures set out in clause 10 in relation to any matter which has been resolved (or ought reasonably to have been resolved) in accordance with clause 4.

9.6	Payment of Adjustment Amount
On the later of:

(a)	the fifth Business Day following the acceptance (or deemed acceptance) of the Completion Statement and the Adjustment Amount or determination, in the case of a dispute, under clause 10; and

Exhibit 2.1

(b)	Completion,
(Completion Statement Date) the Purchaser or the Vendor (as applicable) must pay the Adjustment Amount to the other party in accordance with clause 3.2, in immediately available funds.

10	Dispute Resolution - Completion Statement / Adjustment Amount

10.1	Disputes
If the Purchaser disputes the Vendor’s calculation of the Completion Statement and/or Adjustment Amount pursuant to clause 9.3(a) (Dispute), the dispute resolution procedures in this clause 10 must be complied with prior to the initiation of any action or proceeding.

10.2	Dispute Notice

(a)
The Purchaser must give notice in writing to the Vendor, by no later than the end of the Review Period, specifying reasonable details of the Dispute and requiring resolution of the Dispute by the parties under this clause 10 (Dispute Notice).

(b)	The Dispute Notice must state that a Dispute has arisen and identify the matters in dispute.

10.3	Good faith discussions

(a)
Within 5 Business Days after the date on which a Dispute Notice is received by the Vendor, the Vendor must promptly meet and engage in good faith discussions with the Purchaser with the objective of resolving the Dispute by agreement.

(b)
If, and only after a period of 5 Business Days after the date on which a Dispute Notice is received, the parties have not been able to resolve the Dispute, either party may, subject to its compliance with clause 10.3(a), refer the Dispute for determination in accordance with the provisions of clauses 10.4 to 10.6 (inclusive).

10.4	Appointment of Expert
The Dispute must be referred for determination to an independent accountant appointed by agreement between the parties or, in default of agreement within 3 Business Days after the date of receipt by the Vendor of the Dispute Notice, the parties must promptly request the Institute of Arbitrators and Mediators Australia to nominate an independent accountant of not less than 10 years’ standing (the person agreed or nominated under this clause 10.4 being hereinafter called the “Expert”).

10.5	Qualifications and independence of Expert
The Expert must:

(a)	have reasonable qualifications and practical experience in the area of the Dispute;

(b)	have no interest or duty which conflicts or may conflict with his or her function as an Expert, he or she being required to fully disclose any such interest or duty before his or her appointment;

(c)	not be a director, employee or shareholder of, or related to, any party; and

(d)	not be an adviser or consultant to any party in connection with the negotiation, interpretation or enforcement of this agreement (without the prior consent of both parties).

10.6	Expert Determination

(a)	Any person appointed as an Expert under clause 10.4 will be deemed to be and will act as an expert and not an arbitrator and the law relating to arbitration will not

Exhibit 2.1

apply to the Expert’s determination or the procedures by which the Expert may reach his or her determination.

(b)	The determination will be held in the capital city of the State unless the parties otherwise agree.

(c)	Each party:

(i)
must deliver a copy of the Completion Statement, the Dispute Notice and an extract of any relevant provisions of this agreement to the Expert within 2 Business Days after the date of appointment of the Expert (Appointment Date);

(ii)
will be entitled to make one submission in writing to the Expert, which must be delivered to the Expert and the other party as far as practicable simultaneously and within 5 Business Days after the Appointment Date;

(iii)
will be entitled to make one reply in writing to the submission of the other party, which reply must be delivered to the Expert and the other party as far as practicable simultaneously and within 5 Business Days after the date of receipt of the first-mentioned submission;

(iv)	will not be entitled to make any further submission or reply unless the Expert requests both parties to provide a further submission or reply; and

(v)	will not be entitled to make any submission except in writing.

(d)	The parties will:

(i)	give the Expert all information, assistance and co-operation that the Expert may reasonably require in connection with its determination of the Dispute; and

(ii)	be entitled to be legally represented in respect of any representations that they may wish to make to the Expert, whether orally or in writing.

(e)
All correspondence and documents issued between the Expert and a party must be simultaneously copied to the other party, unless the Expert notifies in writing to a party that such copy should not be so provided.

(f)	The costs of the Expert and any advisers to the Expert will be borne by the parties, in such manner as determined by the Expert.

(g)
The parties must instruct the Expert to determine the Dispute by no later than 20 Business Days after his or her appointment or such longer period as the Vendor and the Purchaser may agree, and the parties acknowledge that the decision of the Expert will be final and binding on the parties.

10.7	Exception
This clause 10 does not prejudice the rights of a party at any time to seek injunctive, declaratory or other interlocutory relief (including for specific performance) against another party in order to protect or preserve its rights under this agreement.

11	Warranties

11.1	Warranties

(a)
Subject to the provisions of clauses 11.2, 12 and 13, the Vendor warrants to the Purchaser and Malibu US that each Warranty is true and accurate, both at the date of this agreement and at Completion, except that:

Exhibit 2.1

(i)	a Warranty which states it is made as at or on only one of those dates, or as at some other date, is made only as at that date; and

(ii)	warranties 7, 20.2 and 20.9 in Schedule 2 are only given as at Completion.

(b)	Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty.

(c)	The Vendor acknowledges that the Purchaser and Malibu US enter into this agreement and complete this agreement in reliance on each of the Warranties.

11.2	Exceptions for disclosures and public records
The Warranties are given subject to disclosures or matters recorded in this agreement or in the Disclosure Material, and the Purchaser and Malibu US cannot claim that any fact, matter or circumstance causes:

(a)	any damage or loss to the Purchaser or Malibu US; or

(b)	the Warranties to be false; or

(c)	the Warranties to be breached,
if the fact, matter or circumstance is:

(d)	fairly disclosed in this agreement or in the Disclosure Material; or

(e)
one which would have been disclosed or revealed at the date of this agreement or at Completion by searches of the public registers maintained by the Australian Securities & Investments Commission, the National Personal Insolvency Index, IP Australia and the PPSR;

(f)	disclosed in the Phase 1 Environmental Site Assessment report in relation to the Factory Complex and Storage Facility dated 16 September 2014 prepared by ENVIRON Australia Pty Ltd; or

(g)	within the knowledge of the Purchaser, Malibu US, Malibu LLC or their respective advisers in relation to any actual or potential breach of a Warranty.

11.3	Fairly disclosed
For the purposes of clauses 11.2 and 12.2(d), a fact, matter or circumstance is “fairly” disclosed if sufficient information has been disclosed such that a sophisticated investor, experienced in transactions of the nature of the sale the subject of this agreement and familiar with the Company and the Business, and who is associated with the counterparty to the Exclusive Manufacture and Distribution Agreement with the Company, would be aware of the substance and significance of the information.

11.4	Indemnity
Subject to clauses 11.2, 12 and 13, the Vendor indemnifies the Purchaser and Malibu US in respect of, and must pay the Purchaser and Malibu US an amount equal to, any Claim or Loss which the Purchaser, Malibu US or any of their related bodies corporate suffers, incurs or becomes liable for at any time as a result of a breach of any Warranty.

11.5	Sole Remedy

(a)
The sole remedy of the Purchaser and Malibu US for a breach of any of the Warranties is for damages or compensation in accordance with this clause 11, and in no event will the Purchaser or Malibu US be entitled to rescind or terminate this agreement.

(b)	The sole remedy of the Vendor for a breach of any of the warranties given by the Purchaser pursuant to clause 11.6 or given by Malibu US pursuant to clause

Exhibit 2.1

11.7, is for damages or compensation, and in no event will the Vendor be entitled to rescind or terminate this agreement.

11.6	Purchaser's Warranties
As part of the terms of this agreement the Purchaser warrants to the Vendor in the terms set out in Schedule 3 as at the date of this agreement and separately as at a time immediately before Completion.

11.7	Malibu US’s Warranties
As part of the terms of this agreement Malibu US warrants to the Vendor in the terms set out in Schedule 4 as at the date of this agreement and separately as at a time immediately before Completion.

12	Limitations of liability

12.1	No reliance on and no liability for matters outside this agreement
This agreement, together with each other Transaction Document:

(a)	constitutes the entire agreement and basis of the transaction between the parties in relation to its subject matter;

(b)	supersedes any other agreement, letter, correspondence (oral or written, express or implied) entered into prior to this agreement in respect of the matters dealt with in this agreement; and

(c)
was not entered into by the parties in reliance on any agreement, understanding, warranty or representation of any party not expressly contained or referred to in this agreement or another Transaction Document.

12.2	Purchaser and Malibu US’s acknowledgment
The Purchaser and Malibu US acknowledge and warrant that:

(a)	the Purchaser, Malibu US and their advisers have undertaken a due diligence investigation in relation to the Company, the Shares, and the Business;

(b)
the Purchaser and Malibu US have a high level of knowledge about the Company and the Business, by reason of the long-term business relationship between Malibu LLC and the Company under the terms of the Exclusive Manufacture and Distribution Agreement and its predecessor agreement(s);

(c)
the Vendor has provided to the Purchaser, Malibu US or their advisers, for the purpose of that investigation, all information necessary for the Purchaser and Malibu US to make an informed assessment of the assets, liabilities, financial position, profits, losses and prospects of the Company and which is material for disclosure to an intending purchaser of the Shares or the Business for value;

(d)
it is reasonable and appropriate that the Vendor only gives the Warranties and no other representations, warranties or undertakings in relation to the Company, the Shares and the Business and that those Warranties are subject to matters fairly disclosed in this agreement or the Disclosure Material;

(e)	they enter into this agreement solely as a result of their own due diligence, investigations, inquiries, advice, and knowledge concerning the Company, the Shares and the Business; and

(f)	they do not rely on any representation or warranty made by or on behalf of the Vendor which is not set out in this agreement.

Exhibit 2.1

12.3	Limitations of liability
Notwithstanding any provision of this agreement, the Vendor will not be liable for any Loss or Claim of the Purchaser or Malibu US under or in connection with this agreement:

(a)	where the Loss or Claim is as a result of or in consequence of any act, omission, transaction or arrangement of or on behalf of the Purchaser, Malibu US, Malibu LLC or the Company after Completion; or

(b)	unless:

(i)	the amount finally awarded or agreed as being payable in respect of the Loss or Claim in question is not less than AU$120,000; and

(ii)
the aggregate amount finally awarded or agreed as being payable in respect of all Losses and Claims under or in connection with this agreement exceeds AU$360,000, in which event the Vendor is only liable for so much of that amount exceeding AU$360,000; or

(c)	unless the Purchaser or Malibu US has given written notice to the Vendor setting out specific details of the Loss or Claim within 24 months after the Completion Date.

12.4	Maximum liability for claims
The maximum aggregate amount recoverable by the Purchaser and Malibu US from the Vendor in respect of all Losses and Claims arising under or in connection with this agreement (including, but without limitation, under or in connection with the Warranties), is 50% of the Equity Value.

12.5	Reimbursement for amounts recovered
The Purchaser and/or Malibu US (as applicable) must:

(a)
reimburse the Vendor for amounts paid by the Vendor to the Purchaser in respect of any Loss or Claim under or in connection with this agreement to the extent to which the same is recovered by the Purchaser or the Company from any third party, including but not limited to suppliers, manufacturers or insurers; and

(b)	take all reasonable steps (and must ensure that the Company takes all reasonable steps following Completion) to seek recovery from all relevant third parties.

12.6	Third party claims
If any claims, demands, actions or proceedings are made or instituted against the Purchaser, Malibu US or the Company in respect of which the Purchaser or Malibu US may seek to make any Claim against the Vendor under or in connection with this agreement (any such claims, demands, actions or proceedings being hereinafter called a Third Party Claim), the following procedure applies:

(a)	the Purchaser or Malibu US (as applicable) will give prompt written notice of the Third Party Claim to the Vendor;

(b)
within 30 Business Days after the date of receipt by the Vendor of a notice under clause 12.6(a), the Vendor must decide whether he wishes to assume, at his own cost, the conduct of the defence of the Third Party Claim and notify the Purchaser or Malibu US (as applicable) in writing of his decision. If the Vendor has not notified the Purchaser or Malibu US (as applicable) in writing of his decision within that 30 Business Day period, the Vendor will be deemed to have declined to assume the conduct of the defence of that Third Party Claim;

Exhibit 2.1

(c)
the Purchaser or Malibu US (as applicable) will not (and must procure that the Company does not) admit, compromise, settle or pay any such Third Party Claim or take any other steps which may in any way prejudice the defence or challenge thereof without the prior written consent of the Vendor, except as may be reasonably required in order to prevent any judgment against the Purchaser, Malibu US or the Company:

(i)
in the 30 Business Day period after the date of receipt by the Vendor of a notice under clause 12.6(a), unless the Vendor advises the Purchaser or Malibu US (as applicable) on an earlier date in accordance with clause 12.6(b) that he does not wish to assume the conduct of the defence of the Third Party Claim; and

(ii)
after the expiry of that 30 Business Day period, if the Vendor advises the Purchaser or Malibu US (as applicable) in accordance with clause 12.6(b) that he wishes to assume the conduct of the defence of the Third Party Claim;

(d)	if the Vendor advises the Purchaser or Malibu US (as applicable) under clause 12.6(b) that he wishes to assume the conduct of the defence of a Third Party Claim:

(i)
the Purchaser or Malibu US (as applicable) will ensure (and will procure that the Company ensures) that the Vendor and his representatives are given reasonable access to such officers and employees, and the documents and records of the Purchaser or Malibu US (as applicable) and the Company as may be reasonably required by the Vendor, at the cost of the Vendor, in relation to that Third Party Claim, except that nothing in this clause 12.6(d)(i) requires the Purchaser or Malibu US (as applicable) to allow the Vendor to have access to anything which:

(A)	is the subject of legal professional privilege; or

(B)	has been prepared for the purpose of, or in contemplation of, the Purchaser or Malibu US (as applicable) making a Claim against the Vendor under this agreement; and

(ii)	in conducting any proceedings or actions in respect of that Third Party Claim, the Vendor and the Purchaser or Malibu US (as applicable) must:

(A)	act in good faith;

(B)	liaise with each other in relation to, and keep each other informed as to the progress and details of, the defence of that Third Party Claim;

(C)	provide each other with reasonable access to a copy of any notice, correspondence or other document relating to that Third Party Claim; and

(D)
act reasonably in all the circumstances, including having due regard to the likelihood of success and the effect of the proceedings or actions on the goodwill or reputation of the Company, the Business or any party; and

(iii)
the Vendor indemnifies the Purchaser or Malibu US (as applicable) in respect of, and must pay an amount to the Purchaser or Malibu US (as applicable) equal to, any Claim or Loss which the Purchaser, Malibu US (as applicable) or any of their related bodies corporate suffers, incurs or becomes liable for at any time as a result of any action taken by, on

Exhibit 2.1

behalf of or at the direction of the Vendor in connection with that Third Party Claim; and

(e)
the Purchaser or Malibu US (as applicable) will ensure that neither it nor the Company will do or cause to be done anything in relation to the Third Party Claim which compromises or prejudices the Vendor’s rights under this clause 12.6.

The Vendor is not liable to the Purchaser or Malibu US (as applicable) for any Loss or Claim arising from a Third Party Claim to the extent that the Purchaser or Malibu US (as applicable) does not comply with this clause 12.6 and such failure has a material adverse effect on the Vendor’s liability in respect of such Loss or Claim.

12.7	Breach of Exclusive Manufacture and Distribution Agreement
The Vendor is not liable under or in connection with this agreement to the extent the relevant Loss or Claim:

(a)	arises or results from any breach by Malibu LLC of the Exclusive Manufacture and Distribution Agreement (whether such breach occurred either prior to or after Completion); or

(b)	is or was within the knowledge of the Purchaser, Malibu US or Malibu LLC given Malibu LLC’s relationship with the Company under the Exclusive Manufacture and Distribution Agreement.

12.8	No double claims

(a)
The Purchaser and / or Malibu US cannot recover the same Loss for breach of a Warranty, for the enforcement of an indemnity under this agreement, for breach of this agreement, or for any matter which is reflected in the Adjustment Amount.

(b)
This clause 12.8 does not prevent the Purchaser or Malibu US, if it is entitled to make a Claim under this agreement, from commencing that Claim. However, if for any reason more than one amount is paid to the Purchaser and / or Malibu US in respect of the same Loss, the Purchaser or Malibu US (as applicable) must procure that the additional amount is immediately repaid to the Vendor, as applicable, so as to give full effect to clause 12.8(a).

12.9	Adjustment to Purchase Price
If any amount is payable or paid by the Vendor to the Purchaser or Malibu US in respect of a Loss or Claim under or in connection with this agreement, such amount will be deemed to be a reduction in the Purchase Price.

12.10	Forward-looking statements
The Warranties do not apply to (and the Vendor shall have no liability whatsoever in respect of) any financial projections, forecasts, or other forward-looking statements of any nature whatsoever given by the Vendor, the Company or their respective employees or advisers at any time.

12.11	Mitigation
If either the Purchaser or Malibu US (as applicable) is entitled to be indemnified under clause 11 or this clause 12, the relevant party must take all reasonable steps to mitigate any Loss or Claim that may be subject to the indemnity.

12.12	Indirect and consequential loss
Notwithstanding any other provision in this agreement:

(a)
the Vendor is not liable to the Purchaser, Malibu US or the Company under or in connection with this agreement for any loss, expense or liability attributable (directly or indirectly) to loss of profit or opportunity (whether direct or indirect) of

Exhibit 2.1

the Purchaser, Malibu US or the Company, or for any indirect or consequential losses of any nature whatsoever; and

(b)
the Purchaser, Malibu US and the Company are not liable to the Vendor under or in connection with this agreement for any loss, expense or liability attributable (directly or indirectly) to loss of profit or opportunity (whether direct or indirect) of the Vendor, or for any indirect or consequential losses of any nature whatsoever.

13	Defective Products

13.1	Acknowledgements
Notwithstanding any other provision of this agreement, the Purchaser and Malibu US acknowledge and agree that:

(a)
the Purchaser is a subsidiary of Malibu LLC which is a designer and manufacturer of boats, and which has supplied the Company with all boat designs, moulds, and associated tooling used by the Company in the Business;

(b)
the Purchaser, Malibu US and their respective personnel have significant knowledge, expertise and skill in the manufacture and distribution of boats of the same kind as are manufactured and distributed by the Company;

(c)
the Purchaser and Malibu US have conducted a due diligence investigation in relation to the operational systems and procedures, including the quality control procedures, used by the Company in the Business and have requested all information that they consider necessary or appropriate in respect of any actual or potential historical product liability issues of any kind whatsoever; and

(d)	the Vendor has supplied to the Purchaser and Malibu US all information requested by them as part of that due diligence investigation.

13.2	Vendor’s exclusion of liability for Defective Products
Notwithstanding any other provision of this agreement, subject to Completion occurring:

(a)
the Purchaser, Malibu US and the Company acknowledge and agree that to the maximum extent permissible by law the Vendor has no obligation or liability whatsoever to the Purchaser, Malibu US or the Company (including without limitation under the Warranties) for any Loss or Claim suffered or incurred at any time by the Company, Malibu US, the Purchaser or their respective associates in respect of Defective Products; and

(b)	to the maximum extent permissible by law:

(i)	the Vendor excludes and disclaims any and all obligations and liabilities to the Purchaser, Malibu US, the Company, or their respective associates for and in respect of Defective Products; and

(ii)	the Purchaser, Malibu US and the Company unconditionally and irrevocably release the Vendor from any and all obligations and liabilities for and in respect of Defective Products; and

(c)
the Purchaser, Malibu US and the Company must indemnify (and keep indemnified) the Vendor in respect of any Loss or Claim of any nature whatsoever suffered or incurred at any time by the Vendor in respect of any Defective Products, except that the Purchaser, Malibu US and the Company are not liable to indemnify the Vendor under this clause 13.2(c) in respect of any loss, expense or liability attributable (directly or indirectly) to loss of profit or opportunity (whether direct or indirect), or for any indirect or consequential losses of any nature whatsoever.

Exhibit 2.1

14	Restraint

14.1	Definitions
In this clause 14:

(a)	Affiliates means any persons or entities controlled by the Vendor, including without limitation:

(i)	the Landlords; and

(ii)	Indmar Marine Engines Pty Ltd (ACN 116 455 915).

(b)
engage in means to carry on, participate in, provide finance or services or otherwise be directly or indirectly involved (including through any interposing entity) as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier;

(c)	Restrained Customer means a person who:

(i)
as at the relevant date, is a customer of the Company, or is a potential customer with whom the Company or a representative of the Company has held discussions or provided proposals regarding the supply of goods to that customer by the Company; or

(ii)	was at any time during the 12 months immediately prior to the date of Completion, a customer of the Company;

(d)	Restrained Business means a business or activity which is the same as, or similar to, or is or is reasonably likely to be in competition with, the Business or any material part of it;

(e)	Restraint Period means the following period commencing from and subject to the occurrence of Completion:

(i)	120 months, or if that is held to be unenforceable;

(ii)	96 months, or if that is held to be unenforceable;

(iii)	60 months, or if that is held to be unenforceable;

(iv)	36 months, or if that is held to be unenforceable;

(v)	12 months;

(f)	Restraint Area means:

(i)	Australia, New Zealand and all countries in the Asia-Pacific region, or if that is held to be unenforceable;

(ii)	Australia and New Zealand, or if that is held to be unenforceable;

(iii)	Australia, or if that is held to be unenforceable;

(iv)	Victoria, New South Wales and Queensland, or if that is held to be unenforceable; or

(v)	Victoria and New South Wales.

14.2	Non-competition
The Vendor undertakes to the Purchaser that, during the Restraint Period, the Vendor will not, and will procure that the Affiliates do not, directly or indirectly, engage in or otherwise be involved or interested in any Restrained Business in the Restraint Area, or procure any other person to do so.

Exhibit 2.1

14.3	Non-interference
The Vendor undertakes to the Purchaser that, during the Restraint Period, the Vendor will not, and will procure that the Affiliates do not, directly or indirectly:

(a)	solicit, canvass, approach or accept any approach from any person that is a Restrained Customer with a view to obtaining the custom of that person in a Restrained Business; or

(b)	interfere, directly or indirectly, with the relationship between the Company and any of its customers, clients, employees or suppliers, or procure any other person to do so.

14.4	Non-solicitation of employees
The Vendor undertakes to the Purchaser that, during the Restraint Period, the Vendor will not, and will procure that the Affiliates do not, directly or indirectly, solicit, canvass, approach or accept any approach from any employee, contractor, service provider or supplier of or to the Company, for the purpose of engaging their services or goods in connection with any Restrained Business.

14.5	Exceptions
Nothing in this clause 14 restricts the Vendor or any Affiliate from:

(a)	holding 5% or less, in number of the ordinary voting shares of a public listed company;

(b)
recruiting a person through a recruitment agency (except if the agency targets any of the persons referred to in clause 14.4) or as a response to a newspaper, web page or other employment advertisement that has been published to the general public;

(c)	acting as a director or officer, or performing services as an employee or contractor, of the Company; or

(d)	doing anything with the prior written consent of the Purchaser.

14.6	Other prohibitions
The Vendor undertakes to Purchaser that it will not, and will procure that the Affiliates do not:

(a)	at any time after Completion, represent itself as being in any way associated with or interested in the Company or the Business (except as the prior owner of the Company); or

(b)	at any time from the date of this agreement, without limitation to its obligations under clause 8.5:

(i)	disclose or use to its advantage, or the disadvantage of any Business, the name of any Restrained Customer; or

(ii)
make, cause to be made or be associated with, any statement or comment which disparages, brings into disrepute or adversely affect the reputation of the Company, any of its related bodies corporate, any of their respective officers, or the Business.

14.7	Independent restraints
Each of the restraints contained in clause 14.2 resulting from the various combinations of the Restraint Periods and Restraint Areas and each of the restraints contained in clauses 14.3 and 14.4 resulting from the various Restraint Periods is a separate, severable and independent restraint in relation to the Vendor and each Affiliate and the invalidity or

Exhibit 2.1

unenforceability of any of the restraints in clauses 14.2, 14.3 or 14.4 does not affect the validity or enforceability of any of the other restraints in any of those clauses.

14.8	Restraints reasonable in scope and duration
The Vendor acknowledges that:

(a)
all the prohibitions and restrictions contained in this clause 14 are reasonable in the circumstances and necessary to protect the goodwill and confidential information of the Company, and its relationship and connection with its customers, employees and suppliers;

(b)	damages may not be an adequate remedy if the Vendor or any Affiliate breaches this clause 14; and

(c)	the Purchaser and any of its related bodies corporate may apply for injunctive relief if:

(i)	the Vendor or any Affiliate breaches or threatens to breach any part of this clause 14; or

(ii)	it believes the Vendor or any Affiliate is likely to breach any part of this clause 14.

15	Guarantee and Indemnity

15.1	Malibu US’s primary undertaking
Malibu US irrevocably and unconditionally:

(a)
guarantees to the Vendor the due and punctual performance and observance by the Purchaser of the Purchaser’s obligations under this agreement (including any or all amounts payable by the Purchaser under this agreement) (Guaranteed Obligations); and

(b)
subject to clause 15.5, agrees to indemnify the Vendor against, and to pay to the Vendor on demand an amount equal to all Losses or Claims (including but not limited to legal and professional fees and expenses), under or in connection with this agreement which the Vendor may now or in the future suffer or incur as a result of the failure of the Purchaser to perform the Guaranteed Obligations, except to the extent that the Loss or Claim is caused by the Vendor.

The liability of Malibu US under this clause will not exceed the amount that the Vendor would have received or been entitled to recover from the Purchaser if the Purchaser had performed and observed its obligations under this Agreement, together with any reasonable legal and professional fees and expenses incurred by the Vendor enforcing its rights under this clause.

15.2	Extent of guarantee and indemnity
This clause 15 applies and the obligations of Malibu US remain unaffected despite:

(a)	an amendment of this agreement, whether with or without Malibu US's knowledge or consent, other than an amendment to this clause 15; or

(b)	a rule of law or equity to the contrary; or

(c)	an insolvency event affecting a person or the death of a person; or

(d)	a change in the constitution, membership, or partnership of a person; or

(e)	the partial performance of the Guaranteed Obligations, except to the extent that the Guaranteed Obligations are partially performed; or

Exhibit 2.1

(f)
the Guaranteed Obligations not being enforceable at any time (whether by reason of a legal limitation, disability or incapacity on the part of the Purchaser and whether this agreement is void ab initio or is subsequently voided) against the Purchaser; or

(g)	the Vendor granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing the Purchaser or Malibu US of an obligation; or

(h)	any other thing happening that might otherwise release, discharge, prejudice or affect the obligations of Malibu US under this agreement.

15.3	Principal and independent obligation
This clause 15 is:

(a)	a principal obligation and is not to be treated as ancillary or collateral to another right or obligation; and

(b)
independent of and not in substitution for or affected by another security interest or guarantee or other document or agreement which the Vendor or another person may hold concerning the Guaranteed Obligations.

15.4	Enforcement against Malibu US
The Vendor may enforce this clause 15 against Malibu US without first having to resort or take steps against the Purchaser or any other person.

15.5	Mitigation
If the Vendor is entitled to be indemnified under clause 15.1 it must take all reasonable steps to mitigate any Loss or Claim that may be subject to the indemnity.

16	Confidentiality and Announcement

16.1	Dictionary
The following definitions apply in this clause 16:
Confidential Information means any written or oral information of a technical, business or financial nature which the Discloser makes the Recipient aware is considered by the Discloser to be confidential and proprietary, and includes all information that is personal information for the purposes of the Privacy Act 1988 (Cth), but does not include information which the Recipient can establish:

(a)	was in the public domain when it was given to the Recipient;

(b)	becomes, after being given to the Recipient, part of the public domain, except through disclosure contrary to this agreement;

(c)	was in the Recipient's possession when it was given to the Recipient and had not been acquired in some other way (directly or indirectly) from the Discloser; or

(d)	was lawfully received from another person who had the unrestricted legal right to disclose that information free from any obligation to keep it confidential.
Discloser means the party giving the relevant Confidential Information.
Recipient means the party to whom the relevant Confidential Information is given.

Exhibit 2.1

16.2	Confidentiality obligations

(a)	Subject to clause 16.2(b), each Recipient:

(i)	must keep the Confidential Information confidential and not disclose it or allow it to be disclosed (directly or indirectly) in any form to a third party; and

(ii)	must take or cause to be taken all precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

(b)	On and subject to Completion:

(i)	the Purchaser may disclose Business Confidential Information except to the extent that such information relates to the Vendor; and

(ii)	the Vendor must keep confidential, on the same basis as set out in clause 16.2(a), all Business Confidential Information.

16.3	Exceptions to confidentiality obligations
The obligations in clause 16.2 do not apply to a Recipient if:

(a)	the Discloser has first agreed in writing to the particular disclosure, use, or copying;

(b)
the information is disclosed to an officer or employee of the Recipient, a professional adviser, banker or financial adviser of the Recipient, or to someone whose consent is required under this agreement or for a transaction contemplated by it, to the extent that such person needs to know the information in order to enable the Recipient to properly perform their obligations under this agreement or any other Transaction Document, in which case the Recipient must ensure that such person keeps the information secret and confidential and does not divulge or disclose the information to any other person; or

(c)
disclosure of any Confidential Information is required to comply with any applicable law or requirement of any Governmental Agency or regulatory body (including the rules of any relevant securities exchange).

16.4	Announcements

(a)
After Completion, the Purchaser or Malibu US may make an announcement to any applicable securities exchange and the media in the form set out in Annexure E, or in such other form as the parties agree, and may send a notice to the customers, dealers and suppliers of the Company in such form as is mutually agreed between the parties.

(b)
Subject to clause 16.4(a), no announcement, press release or other communication of any kind relating to the negotiations of the parties or the subject matter or terms of this agreement must be made or authorised by or on behalf of a party without the prior written approval of each other party unless that announcement, press release or communication is required to be made by law, the rules of any recognised securities exchange or any order of any court, tribunal, authority or regulatory body.

16.5	Survival
This clause 16 continues despite the termination of this agreement.

17	GST

17.1	Definitions
In this clause 17, any expression used that is defined in GST Law has the defined meaning.

Exhibit 2.1

17.2	Consideration is GST Exclusive
Any consideration to be paid or provided for a supply made under or in connection with this agreement does not include an amount of GST (GST Exclusive Consideration).

17.3	Taxable Supply
If any supply by one party (Supplier) to another party (Recipient) under or in connection with this agreement is a taxable supply, then the amount due to the Supplier for that supply will be the sum of:

(a)	the GST Exclusive Consideration; and

(b)	the amount of GST payable by the Supplier in respect of that supply including any penalties or interest payable by the Supplier,
(the GST Amount).

17.4	Tax Invoice
The Recipient’s obligation to pay to the GST Amount is subject to the Supplier first providing to the Recipient a tax invoice conforming with the requirements of GST law.

17.5	Penalties and Interest
If a party becomes liable for any penalties or interest as a result of a late payment of GST, where that late payment is as a direct result of a failure of the other party to comply with the terms of this clause 17, that other party shall pay to the first party an additional amount on demand equal to the amount of those penalties and interest.

17.6	Reimbursement and Indemnity Payments

(a)
If a payment to a party under this agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party is entitled for that loss, cost or expense.

(b)	A party is assumed to be entitled to a full input tax credit unless it proves, before the date on which the payment must be made, that its entitlement is otherwise.

18	Notices

18.1	Form of Notice
Any demand, notice, consent, approval or other communication under this agreement may be made or given by a party or the solicitor for that party provided that it:

(a)	is in legible writing, in English and addressed to the intended recipient; and

(b)	is signed by the sender (if an individual) or by an authorised representative of the sender; and

(c)	is given to the addressee by:

(i)	delivery in person; or

(ii)	post to, or leaving at, that party’s address for service; or

(iii)	sending by fax to the party’s address for service; or

(iv)	sending by email to the party’s email address; and

(d)	is regarded as being given by the sender and received by the addressee:

(i)	if by delivery in person or by being left at the party’s address for service, upon delivery;

Exhibit 2.1

(ii)
if by post, two (2) Business Days from and including the date of posting by ordinary prepaid post in respect of an address for service within the Commonwealth of Australia and twenty one (21) Business Days in respect of other any address; or

(iii)	if by fax or email, when legibly received by the addressee, with receipt being evidenced by a report generated by the sender’s machine confirming uninterrupted transmission / sending;
but if the delivery or receipt occurs on a day which is not a Business Day or at a time after 5.00 pm (both the day and time being in the place of receipt) it is regarded as having been received at 9.00am on the next following Business Day.

18.2	Address for service

(a)	For the purposes of this clause 18, a party’s address for service shall be:

(i)	if clause 18.2(a)(ii) does not apply, the party’s postal address or fax number set out below; or

Party	Postal address	Attention	Email	Fax
Vendor	*	Xavier Stuart West	*	N/A
Purchaser	5075 Kimberly Way, Loudon, TN, 37774, United States of America	Wayne Wilson	waynew@malibuboats.com	N/A
Company	813, Hope Court, North Albury, NSW 2640	Wayne Wilson	waynew@malibuboats.com	N/A
Malibu US	5075 Kimberly Way, Loudon, TN, 37774, United States of America	Wayne Wilson	waynew@malibuboats.com	N/A
(ii)if that party has notified the sender of a change of postal address or changed fax number, the address or fax number last so notified in writing.

(b)	If the party is a company, shall also include its registered office.

19	General

19.1	Further assurances
Each party must, at its own expense, promptly execute all documents and do all things that another party from time to time reasonably requires of it to effect, perfect or complete the terms and conditions of this agreement and any transaction contemplated by it.

19.2	Non-merger of provisions
A provision of this agreement which can and is intended to operate after Completion or termination of this agreement will remain in full force and effect after Completion or termination (as applicable).

19.3	Waiver

(a)	A single or partial exercise or waiver of a right relating to this agreement will not prevent any other exercise of that right or the exercise of any other right.

(b)
A party will not be liable for any loss, cost or expense of any other party caused or contributed to by any waiver, exercise, attempted exercise or failure to exercise, or any delay in the exercise of, a right.

Exhibit 2.1

19.4	Confidentiality
Subject to clause 16.4 and any applicable law or requirement of any Governmental Agency or regulatory body (including the rules of any relevant securities exchange), the parties shall maintain absolute confidentiality concerning the existence and terms of this agreement and any other Transaction Document.

19.5	Approvals and consents
Except where this agreement expressly states otherwise, a party may, in its absolute discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

19.6	No amendments without agreement
This agreement may not be modified, discharged or abandoned unless by a document signed by the parties.

19.7	Assignment
The rights and obligations of each party under this agreement are personal. No party may assign, encumber or otherwise deal with such rights and obligations without the prior written consent of the other parties.

19.8	Contra proferentem excluded
No term or condition of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision.

19.9	Costs, expenses and stamp duty

(a)	Each party must bear its own costs and expenses arising out of and in connection with the negotiation, preparation and execution of this agreement.

(b)	All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this agreement and any instrument executed under this agreement must be borne by the Purchaser.

19.10	Independent Legal Advice
The parties to this agreement acknowledge that they have obtained or have had the opportunity to obtain independent legal advice on the provisions of this agreement and the consequences of entering into it.

19.11	Counterparts

(a)	This agreement may consist of a number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

(b)	This agreement is not binding on any party unless one or more counterparts have been duly executed by, or on behalf of, each person named as a party to this agreement.

(c)	A copy of a counterpart sent by facsimile machine or emailed as a PDF:

(i)	must be treated as an original counterpart;

(ii)	is sufficient evidence of the execution of the original; and

(iii)	may be produced in evidence for all purposes in place of the original.

19.12	Enforcement of indemnities
Notwithstanding anything else in this agreement, it is not necessary for a party to incur expense, make payment or seek to recover or recover from any third party before enforcing a right of indemnity conferred by this agreement.

Exhibit 2.1

19.13	Exercise of rights
Except where this agreement expressly states otherwise, a party may exercise a right at its discretion and separately or concurrently with another right.

19.14	Jurisdiction
This agreement is to be governed by and construed in accordance with all applicable laws in force in the State from time to time and the parties submit to the non-exclusive jurisdiction of the courts of the State.

19.15	Attorneys
Where this agreement is executed on behalf of a party by an attorney, that attorney by executing this agreement declares and warrants that he or she:

(a)	has been duly appointed; and

(b)	has no notice of the power of attorney under the authority of which he or she executes the agreement having been revoked.

Exhibit 2.1

Schedule 1	Details of the Company

Name:	MALIBU BOATS PTY LTD
Australian Company Number:	056 239 500
Place of incorporation:	NEW SOUTH WALES
Date of registration:	29 MAY 1992
Registered office:	601 STANLEY STREET, ALBURY NSW 2640
Issued shares:	10 fully-paid ordinary shares
Directors:	XAVIER STUART WEST
Secretaries:	XAVIER STUART WEST
Shareholders:	XAVIER STUART WEST

Exhibit 2.1

Schedule 2	Warranties

1	Vendor

1.1	The Vendor has full legal capacity and power to:

(a)	enter into this agreement and to carry out the transactions that this agreement contemplates; and
(b)    own its property and to carry on its business.

1.2	This agreement constitutes the legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with its terms, subject to any necessary stamping or registration.

1.3	The Vendor is not Insolvent and no circumstances exist which may reasonably be expected to result in the Vendor becoming Insolvent.

2	Title to Shares

2.1	The Vendor has full power and authority to transfer full legal and beneficial ownership of the Shares to the Purchaser on Completion.

2.2	The Vendor has full legal and beneficial right, title and interest in the Shares free from any Security Interest.

2.3	The Vendor has not disposed of, agreed to dispose of, or granted any option to purchase, any Share or any interest in any Share.

3	Extent of interest in the Company

3.1	The Shares are all of the issued shares in the capital of the Company, and are fully paid.

3.2	The Company has not issued any options or other securities convertible into shares in the Company.

4	The Company

4.1	The Company is a company limited by shares under the Corporations Act.

4.2	The Company has full legal capacity and power to own its property and to carry on the Business.

4.3	The Company is not Insolvent and no circumstances exist which may reasonably be expected to result in the Company becoming Insolvent.

4.4	The Company does not have any subsidiaries.

4.5	The Company is not a guarantor of the indebtedness of any third party.

4.6	The Company is not, and is not entering into this agreement, as the trustee of any trust or settlement.

4.7	The Company does not trade under a name other than its corporate name.

5	The Business and the Assets

5.1
The Company is the sole legal and beneficial owner of the Business and each of the Assets, free from any Security Interest (other than any existing retention of title arrangements over or in respect of Stock, the floor plan arrangements relating to the existing Security Interest held by GE Commercial Corporation (Australia) Pty Ltd (ACN 000 974 747) and the business loan and overdraft arrangement relating to the existing Security Interest held by National Australia Bank Limited (ACN 004 044 937)).

Exhibit 2.1

5.2	The Assets are used solely for the purpose of the Business and are not surplus to the requirements of the Business as at the date of this agreement.

5.3	On Completion, the Company will own, or have the right to use, all of the Assets that are material for the conduct of the Business as currently carried on.

5.4	Since the Accounts Date, the Company has not:

(a)	disposed of, agreed to dispose of, or granted any option to purchase, any of the Assets, other than in the ordinary course of business; or

(b)
entered into or incurred any contract or commitment requiring the payment of more than $120,000 on any one occurrence or more than $360,000 per annum for more than 12 months, other than in the ordinary course of business.

5.5
The Assets are all in the possession of or under the control of the Company (save and except for any products which are held from time to time at the premises of the Company’s independent dealer network).

5.6	There are no agreements, arrangements or understandings in force requiring any Asset to be shared with or made available to any other person.

5.7	No dealer of the Company has been terminated as a dealer by the Company in the five years prior to Completion.

6	The Properties

6.1	The Company does not own any freehold property.

6.2	On Completion the Company will have vacant possession and quiet enjoyment of the Properties.

6.3	As far as the Vendor is aware, there is no outstanding order or notice affecting any of the Properties.

6.4	As far as the Vendor is aware, the Properties are not contaminated.

6.5	As far as the Vendor is aware, there are no proposals made or intended to be made by any Governmental Agency that would adversely affect the Properties or their use in the Business.

6.6	As far as the Vendor is aware, the Properties are not subject to any defect which will, or would reasonably be likely to, decrease their ability to be used in the Business as currently carried on.

6.7
As far as the Vendor is aware, the Company holds all consents, licences, rights, interests and privileges necessary or appropriate for the conduct of the Business on the Properties as currently carried on, and has at all times observed and complied with the conditions and restrictions to such consents, licences, rights, interests and privileges.

6.8
As far as the Vendor is aware, all buildings or improvements on the Properties are in a condition and state of repair as to be substantially fit for the purpose for which they are currently used by the Company.

6.9
The New Property Leases, once executed, will be legally valid and subsisting and binding on any registered mortgagee of the freehold, and the Landlords have not granted any sub-lease, licence or exclusive or shared right to occupy or use any part of the Properties.

6.10	The Business is carried on only at the Properties.

Exhibit 2.1

7	Financial Position

7.1	The Accounts:

(a)	present fairly, in all material respects:

(i)	the financial position of the Company as at the Accounts Date and 30 June 2013; and

(ii)	the financial performance and cash flows for each of the years ended on the Accounts Date and 30 June 2013;

(b)	have been prepared in accordance with:

(i)	Australian Accounting Standards; and

(ii)	International Financial Reporting Standards,
and have been audited in accordance with Australian Auditing Standards and U.S. Generally Accepted Auditing Standards and include a footnote that reconciles to U.S. Generally Accepted Accounting Principles as prescribed by Item 17 of Form 20-F of the U.S. Securities and Exchange Commission;

(c)
are not affected by any unusual, abnormal, exceptional or non-recurring items other than in respect of first time provisions made for annual leave, long service leave and warranty (such provision being reflected in the Accounts and the Notes to the Accounts); and

(d)	disclose all material assets and material liabilities of the Company as at the Accounts Date.

7.2	Since the Accounts Date:

(a)	there have been no material changes in the assets and liabilities of the Company from those disclosed in the Accounts;

(b)	there has been no change in the accounting practices or procedures of the Company;

(c)	no Asset has been revalued; and

(d)
the Company has conducted the Business as a going concern in accordance with normal practice (having regard to the nature and working capital requirements of the Business) without any interruption or alteration in its nature, scope or manner.

8	Records

8.1
As far as the Vendor is aware, the Company’s records, data and files (whether in physical or electronic form) have been prepared and maintained in all material respects in accordance with applicable laws, and do not contain any material inaccuracies or discrepancies.

8.2	As far as the Vendor is aware, all records, data and files (whether in physical or electronic form) of the Company are within the Company’s possession and / or control.

8.3	The Business Records include:

(a)	all information necessary to operate the Business as currently operated;

(b)
as far as the Vendor is aware, all records required under, or to comply with (in all material respects) or support any return or Claim under, any applicable law (including any Tax Law and the Corporations Act).

Exhibit 2.1

9	Data Room and Disclosure Letter

9.1
Subject to warranty 9.2, as far as the Vendor is aware, the documents in the Data Room and any documents referred to in the Disclosure Letter were accurate in all material respects as at the date upon which those documents were prepared and provided to the Purchaser and Malibu US.

9.2	The documents in the Data Room provided in relation to:

(a)	licences, approvals, permits and environmental matters involving the Company;

(b)	employees and contractors of the Company; and

(c)	Tax matters involving the Company,
were accurate in all material respects as at the date upon which those documents were prepared and provided to the Purchaser and Malibu US.

9.3	As far as the Vendor is aware, the information contained in the schedules to this agreement is accurate in all material respects and not intentionally misleading.

9.4	All copies of documents provided by the Vendor to the Purchaser and Malibu US in the Data Room are true and complete copies of the original documents.

10	Plant and Equipment and Stock

10.1	Schedule 5 contains accurate details of all of the key items of Plant and Equipment.

10.2	Each item of the Plant and Equipment is located at one of the Properties, and is:

(a)	in a good and safe state of repair and condition (fair wear and tear excepted);

(b)	capable of doing the work for which it was purchased;

(c)	used in and not surplus to the requirements of the Business; and

(d)
as far as the Vendor is aware, complies in all material respects with all applicable laws, conforms with all standards and has not been repaired, altered, modified, operated or maintained in a way which would void or otherwise affect any product warranty provided by the supplier of that item.

10.3
Each item of Stock is of merchantable quality (except for any obsolete stock disclosed by the Vendor to the Purchaser and Malibu US in the Disclosure Material), in accordance with all applicable specifications and is fit for its intended purpose.

11	Contracts

11.1	As far as the Vendor is aware, the Company is not in default, or would not be in default but for the requirements of notice or lapse of time, under any Contract.

11.2
The Company has not received any written notice that is likely to materially affect its rights, or the exercise of any rights by it, under any agreement which is material to the conduct of the Business as currently conducted.

11.3	The Company has not given any power of attorney or non-compete undertaking in favour of any person.

11.4
With the exception of the Existing Property Leases, the Company has not entered into any agreement, arrangement or understanding with any of its related parties (as that term is defined in section 228 of the Corporations Act, as if the Company were a public company) other than on arm’s length terms.

Exhibit 2.1

12	Intellectual property

12.1	As far as the Vendor is aware, the Company does not own any registered or unregistered trade marks, designs or patents.

12.2
As far as the Vendor is aware, the Company does not, in the conduct of the Business, use any trade mark other than the trade marks licensed to it under the Exclusive Manufacture and Distribution Agreement and the unregistered trade marks set out in Schedule 11.

12.3	As far as the Vendor is aware, no person is infringing or has infringed the Business Intellectual Property.

12.4	The Company has an enforceable right or licence to use all Third Party Intellectual Property.

12.5	The Business Intellectual Property and the Third Party Intellectual Property comprises all the Intellectual Property Rights which are material for the conduct of the Business as currently carried on.

12.6
As far as the Vendor is aware, the conduct of the Business (including the use by the Company of the Business Intellectual Property and Third Party Intellectual Property) does not breach or infringe any Intellectual Property Rights, rights of confidentiality, or moral rights of any third party, and the Vendor is not aware of any allegation of any such breach or infringement.

12.7	The domain names that are the subject of the Domain Name Registrations are the only domain names used in the Business, and the Company is validly licensed to use them.

13	Employees

13.1
Schedule 6 contains a complete list of the employees employed by the Company as at 30 June 2014 and an accurate statement as at 30 June 2014 of their commencement date and period of service with the Company and their entitlement to wages, bonus arrangements, other remuneration, leave (including long service leave and annual leave, but excluding sick leave) and other entitlements.

13.2
The terms of all contracts, arrangements and understandings which are in place between the Company and its employees, contractors and consultants, and all Awards applicable to those employees, have been disclosed in the Disclosure Material.

13.3	No employee, director or consultant of the Company is eligible or entitled to participate in any share or option plan because of his or her status as an employee, director or consultant.

13.4	The Company has not:

(a)
given a commitment (whether legally binding or not) to increase or supplement the remuneration, annual leave (including leave loading), long service leave, sick leave or any other compensation, gratuities or benefits of any employee beyond the amounts and entitlements listed in “28.07.14 Wage & Salary Review MKII” in the Smartsheet Data Room Index; or

(b)	agreed to a share incentive scheme, share option scheme, bonus scheme, profit sharing scheme or other employee incentive scheme with any employee.

13.5	Except as disclosed in the Disclosure Material, no Awards apply to or cover any employees of the Company and the Company is not party to any enterprise agreement in relation to any of its employees.

13.6	As far as the Vendor is aware, the Company has complied with all its obligations under all agreements, statutes, Awards or codes of conduct in respect of its employees.

Exhibit 2.1

13.7	The Vendor is not aware of any actual or proposed industrial action by employees of the Company or dispute with any union or labour organisation.

13.8	The Company has paid all amounts due to each employee of the Company and all amounts payable by the Company to any third party for or in respect of those employees.

13.9
There are and have been no Claims against the Company by or on behalf of any past or present employee or contractor of the Company and, as far as the Vendor is aware, there are no circumstances likely to give rise to any such Claim.

13.10
As far as the Vendor is aware, the Company has complied, in all material respects, with all of its obligations under all agreements, statutes, Awards or codes of conduct in respect of its employees, and has maintained adequate and suitable records regarding their service (including all records required by law).

13.11	As far as the Vendor is aware, the Company has complied, in all material respects, with all applicable workplace (including occupational health and safety), discrimination and privacy laws.

14	Superannuation

14.1	The Company has paid all amounts required to be paid by law in respect of superannuation for its employees.

14.2
Other than the obligation to make employer contributions to the selected funds of the Company’s current employees at the statutory rate prescribed under the Superannuation Guarantee (Administration) Act 1992 (Cth) and associated legislation, the Company does not contribute to, or have any obligation, liability or duty to make any payment to or on behalf of any present or former employee or their dependants in respect of superannuation, retirement, life assurance, death or disability benefits, pensions, annuities or other allowances, gratuities or benefits.

14.3	The Company has complied with all of its obligations, duties and liabilities under the Superannuation Guarantee (Administration) Act 1992 (Cth) and associated legislation.

15	Environment and licensing

15.1	In this Section 15, the following definitions apply:
Approval means any licence, consent, certificate, notification, declaration or other authorisation required for the lawful occupation or use of any Land (and the conduct of any enterprise on or in connection with Land) whether or not directly related to the Environment or made under any Environmental Law.
Contamination means the presence in, on, under or above any Land of a substance at a concentration above the concentration at which the substance is normally present in, on, under or above Land in the same locality, being a presence that presents a risk of harm to human health or any other aspect of the Environment, and Contaminant has a corresponding meaning.
Environment means all of the physical surroundings of humans including:

(a)	Land, water, atmosphere, climate, sound, odour and taste;

(b)	the biological factors of animals and plants; and

(c)	the social factor of aesthetics affecting any human individually or in their social groupings.
Environmental Law means any law (including the laws of tort, negligence and nuisance) concerning the Environment.

Exhibit 2.1

Environment Notices mean any actual or proposed claims, demands, actions, suits or orders concerning the Environment.
Land includes:

(a)	the surface of the earth;

(b)	any material below the surface (including ground water);

(c)	the atmosphere above land; and

(d)	standing or running water.
Pollute means the placing or permitting of any Contaminant by any person into the Environment without lawful authority, and Polluted and Polluting has corresponding meanings.
Pollution has the same meaning as in the Protection of the Environment Operations Act 1997 (NSW).

15.2	As far as the Vendor is aware, the Company:

(a)	has always previously complied with all Environmental Laws;

(b)	is currently complying with all Environmental Laws;

(c)	has not received any Environment Notices; and

(d)	is not aware of any circumstances which might give rise to an Environment Notice being issued.

15.3	As far as the Vendor is aware, the Company:

(a)	is not presently the owner or occupier of any Contaminated Land;

(b)	has not previously Polluted any Land owned or occupied by it or any Land adjacent to Land owned or occupied by it; and

(c)	is not now Polluting any Land owned or occupied by it or any Land adjacent to Land owned or occupied by it.

15.4	As far as the Vendor is aware, the Company:

(a)	has always previously held and fully complied with all Approvals; and

(b)	currently holds, and is fully complying with, all Approvals.

15.5
As far as the Vendor is aware, the Company has in place, and is complying with the terms of, systems and processes designed to comply with all Environmental Laws and those systems and processes have been designed with professional skill, care and diligence.

16	Absence of litigation

16.1
The Company is not, and has not in the past 3 years, been a party to any litigation, prosecution, investigation or other dispute resolution process or administrative or governmental proceedings and to the knowledge of the Vendor, there is no Claim against or dispute involving the Company which may give rise to the foregoing.

16.2
There is no unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator, or unsatisfied settlement of proceedings in any court, tribunal or arbitration, against the Company.

16.3
The Company has not given an undertaking or written assurance (whether legally binding or not) to any court or Governmental Agency (including any competition authority) under any anti-trust or similar legislation in any jurisdiction.

Exhibit 2.1

17	Compliance with laws

17.1
To the knowledge of the Vendor, the Company has complied in all material respects with all applicable laws and regulations and all relevant requirements, policies or standards of any Governmental Agency.

17.2	The Company has not received notice of any investigation by any Governmental Agency, and, to the knowledge of the Vendor, no circumstances exist that may justify any such notice.

17.3	To the knowledge of the Vendor, the Company has at all times maintained and complied with all approvals, licences, consents, authorities and permits required to conduct the Business.

18	Insurance

18.1	There are no claims by the Company under any existing insurance policy, and to the knowledge of the Vendor, no event has occurred which is likely to give rise to a claim under any insurance policy.

18.2
Nothing has been done or omitted to be done which would make any of the Insurance Policies void or voidable or which would permit an insurer to cancel the Insurance Policy or refuse or materially reduce a claim or materially increase the premiums payable under the Insurance Policy.

18.3	To the knowledge of the Vendor, the Company has not received notice from any insurer that it is required to carry out any maintenance, repairs or other works in respect of its Assets.

18.4	The Company has effected and maintained all insurances required by law to be effected by it.

18.5	There are no premiums in respect of any Insurance Policy that are due but unpaid.

19	No related party contracts

19.1
Other than the New Property Leases and the Key Person Employment Contract, as at Completion there will be no contracts, agreements, arrangements or understandings between the Company and the Vendor (or any person or entity associated with or controlled by the Vendor).

20	Taxation

20.1	The Company has maintained proper and adequate records to enable it to comply in all material respects with its obligations to:

(a)	prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b)	prepare any accounts necessary for compliance with any Tax Law; and

(c)	retain necessary records as required by any Tax Law.

20.2	The Company has paid, or the Accounts provide for, all Taxes which the Company is liable to pay in respect of the period up to and including the Accounts Date.

20.3
As at the date of this agreement, to the Vendor’s knowledge, there is no outstanding non-compliance by the Company of its obligations to submit all necessary information, notices, computations and returns to each relevant Governmental Agency in respect of Taxes for all periods up to the date of this agreement.

20.4	As at the date of this agreement, the Company is not involved in any audit of any of its income tax returns or Business/Instalment Activity Statements or any dispute with a

Exhibit 2.1

Governmental Agency regarding Tax, or is not aware of any circumstances which would give rise to such an audit or dispute.

20.5
The Company is registered for GST under the New Tax System (Goods and Services Tax) Act 1999, and, as far as the Vendor is aware, has complied in all material respects with all laws, contracts, agreements or arrangements binding on it relating to GST (as defined in that Act) and, where the Company has the right to require another party to any such agreement or arrangement to pay to it an amount of GST, it has enforced that right.

20.6	There has been no dispute, and there are no outstanding disputes, between the Company and any Taxation authority.

20.7	The only liabilities for Tax of the Company arising since the Accounts Date are liabilities arising out of the normal business and trading activities of the Company.

20.8
The Company has submitted all necessary information, notices, computations and returns to the relevant Government Agency in respect of any Tax as and when required by Tax Law or such Governmental Agency and, as far as the Vendor is aware, all Tax returns made by the Company have complied in all material respects with the requirements of the relevant Tax authorities.

20.9	There is no material difference between the cost of Assets shown in the Accounts and the cost base of those Assets for Tax purposes.

20.10	All documents and transactions entered into by the Company which are required to be stamped have been duly stamped.

20.11	As far as the Vendor is aware, the Company has not entered into or been a party to any transaction which contravenes the anti-avoidance provisions of any Tax Law.

20.12
Nothing has occurred to deny or disallow the Company a Tax deduction in respect of any current year Tax losses, carry forward Tax losses under any Tax Law, as at the Accounts Date, or any Tax losses incurred between the Accounts Date and the Completion Date.

20.13	No debt owed to the Company has been, has been agreed to be or will be on Completion forgiven.

20.14
All transactions entered into between the Company and its related entities have been conducted on an arms-length and commercial basis. No excessive payments have been made by the Company to its related entities within the meaning of Division 7A of the Income Tax Assessment Act 1936 (Cth) and all loans to employees have been made on arm’s length terms and for the minimum interest rate prescribed by that Division 7A.

21	Scrip Consideration

21.1
The Vendor is acquiring the shares of Class A Common Stock of Malibu US received as Scrip Consideration for its own account and not as a nominee or agent for any other person, for investment purposes only and without a view to the resale or distribution of such securities or any interest therein in violation of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any applicable securities laws of any other jurisdiction and the Vendor does not have any present intention of selling, granting any participation in, or otherwise distributing the same. By executing this agreement, the Vendor further represents that it does not have any contract with any person to, directly or indirectly, sell, transfer or grant participations, with respect to any shares of Class A Common Stock of Malibu US received as Scrip Consideration, and has not solicited any person for such purpose.

21.2
The Vendor understands and acknowledges that the shares of Class A Common Stock of Malibu US received as Scrip Consideration have not been and will not be registered under the Securities Act nor the securities laws of any other jurisdiction, nor is such registration contemplated and, therefore, that such securities cannot be resold unless they are

Exhibit 2.1

registered under the Securities Act, or unless an exemption from registration is available. The Vendor further understands that the shares of Class A Common Stock of Malibu US received as Scrip Consideration are characterized as “restricted securities” under U.S. securities laws inasmuch as they are being acquired from Malibu US in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Vendor further understands that because the shares of Class A Common Stock of Malibu US received as Scrip Consideration have not been qualified or registered under the laws of any other jurisdiction, they may be viewed as restricted securities under any or all of such other applicable securities laws. The Vendor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, a holding period for the shares of Class A Common Stock of Malibu US received as Scrip Consideration, and on requirements relating to Malibu US which are outside of the Vendor’s control.

21.3
The Vendor understands that any offer or sale of the shares of Class A Common Stock of Malibu US received as Scrip Consideration by the Vendor, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing, if made prior to the expiration of a six-month period following the Completion Date, will be made pursuant to the following conditions:

(a)
The purchaser of the securities (other than a distributor) certifies that it is not a U.S. person as defined in Rule 902 of Regulation S of the Securities Act and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act;

(b)
The purchaser of the securities agrees to resell such securities only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act;

(c)
The securities will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act.

21.4
The Vendor is an “Accredited Investor,” as such term is defined in Rule 501 under the Securities Act, and has the business or financial experience or the business or financial experience of its professional adviser, who is unaffiliated with and who is not compensated by Malibu US or any affiliate of Malibu US or selling agent of Malibu US directly or indirectly, from which it could be reasonably assumed that Vendor has the capacity to protect its own interest in connection with the transaction and to evaluate the merits and risks of, and other considerations relating to, the purchase and ownership of shares of Class A Common Stock of Malibu US. In such evaluation, the Vendor has relied on its own independent investigation and has not relied upon any representations, warranties or agreements of any kind, either expressed or implied, including as to the accuracy or completeness of any of the information provided or made available to the Vendor or any of its representatives, other than those set forth in this agreement.

21.5
The Vendor has evaluated the risks of acquiring equity securities of Malibu US, understands there are substantial risks of loss incidental to the acquisition of the Scrip Consideration and has determined that the shares of Class A Common Stock of Malibu US received as Scrip Consideration are a suitable investment for the Vendor.

Exhibit 2.1

21.6	The Vendor acknowledges that it is a person who can bear the economic risk of its investment in the shares of Class A Common Stock of Malibu US received as Scrip Consideration.

21.7
The Vendor has received copies of Malibu US’ annual report on Form 10-K for the fiscal year ended June 30, 2014, filed with the U.S. Securities and Exchange Commission on September 25, 2014. The Vendor has also had an opportunity to discuss Malibu US’ business, management, financial affairs and the terms and conditions of the acquisition of the Scrip Consideration with, including the opportunity to ask questions of, and receive answers from, Malibu US’ management or its authorized representatives and has obtained all information it has requested to its satisfaction.

21.8	The Vendor understands that:

(a)
No governmental agency has passed upon the shares of Class A Common Stock of Malibu US received as Scrip Consideration or made any findings or determination as to the fairness of the acquisition of the Scrip Consideration; and

(b)
The representations, warranties, agreements, undertakings and acknowledgments made by the Vendor in this agreement will be relied upon by Malibu US and its agents and representatives in determining the Vendor’s suitability as an acquirer of the shares of Class A Common Stock of Malibu US received as Scrip Consideration and Malibu US’ compliance with various securities laws, and shall survive the Vendor becoming a shareholder of Malibu US.

21.9
The Vendor resides in *, Australia. The Vendor is not a U.S. person and is acquiring the shares of Class A Common Stock of Malibu US received as Scrip Consideration outside the United States in an offshore transaction meeting the requirements of Regulation S of the Securities Act. The Vendor is not acquiring the shares of Class A Common Stock of Malibu US received as Scrip Consideration for the account or benefit of any U.S. person. The Vendor hereby represents that it has satisfied the full observance of the laws of its jurisdiction of residence in connection with the acquisition of the shares of Class A Common Stock of Malibu US received as Scrip Consideration or any use of this agreement, including (i) applicable legal exchange requirements within its jurisdiction for the acquisition of such shares (ii) all foreign consents that may need to be obtained, and (iii) applicable income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of such shares. The Vendor’s subscription for, and continued beneficial ownership of, the shares of Class A Common Stock of Malibu US received as Scrip Consideration will not violate any applicable securities or other laws of the Vendor’s jurisdiction of residence.

21.10
The Vendor acknowledges that it is not acquiring the Scrip Consideration as a result of or pursuant to: (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site whose information about Malibu US is not password protected) or broadcast over television or radio, (ii) any seminar or meeting whose attendees, including the Vendor, had been invited as a result of, subsequent to or pursuant to any of the foregoing, or (iii) any solicitation of a purchase of any of the shares of Class A Common Stock of Malibu US by a person other than a representative of Malibu US. The Vendor has not received any general solicitation or general advertising concerning Malibu US or the shares of Class A Common Stock of Malibu US.

Exhibit 2.1

Schedule 3	Purchaser’s Warranties

1.1
The Purchaser has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms and to carry out the transactions contemplated by this agreement.

1.2    The Purchaser has full legal capacity and power to:

(a)	enter into this agreement and to carry out the transactions that this agreement contemplates; and

(b)	own its property and to carry on its business.

1.3	This agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to any necessary stamping or registration.

1.4	The Purchaser is not entering into this agreement as trustee of any trust or settlement.

1.5	The Purchaser is a wholly-owned subsidiary of Malibu LLC and Malibu LLC is a subsidiary of Malibu US.

1.6	The Purchaser is not Insolvent.

Exhibit 2.1

Schedule 4	Malibu US’s Warranties

General Warranties

1.1
Malibu US has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms and to carry out the transactions contemplated by this agreement.

1.2    Malibu US has full legal capacity and power to:

(a)	enter into this agreement and to carry out the transactions that this agreement contemplates; and

(b)	own its property and to carry on its business.

1.3	This agreement constitutes the legal, valid and binding obligations of Malibu US, enforceable against Malibu US in accordance with its terms, subject to any necessary stamping or registration.

1.4	Malibu US is not entering into this agreement as trustee of any trust or settlement.

1.5	Malibu US is not Insolvent.

1.6
The Scrip Consideration of Malibu US securities to be issued pursuant to this agreement, when issued in accordance with the terms of this agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Exhibit 2.1

Schedule 5	Plant and Equipment
This schedule to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this schedule upon request.

Exhibit 2.1

Schedule 6	Employees
This schedule to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this schedule upon request.

Exhibit 2.1

Schedule 7	New Property Leases
This schedule to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this schedule upon request.

Exhibit 2.1

Schedule 8	Key Person Employment Agreement
This schedule to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this schedule upon request.

Exhibit 2.1

Schedule 9	Completion Statement
This schedule to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this schedule upon request.

Exhibit 2.1

Schedule 10	Stock valuation principles
This schedule to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this schedule upon request.

Exhibit 2.1

Schedule 11	Third Party Intellectual Property
This schedule to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this schedule upon request.

Exhibit 2.1

Execution Page

EXECUTED as an agreement on October 2, 2014

SIGNED by XAVIER STUART WEST in the presence of:	) )
)
/s/ JAMES THEODORE SUIDGEEST	/s/ XAVIER STUART WEST
Signature of Witness	Signature of XAVIER STUART WEST
JAMES THEODORE SUIDGEEST
Name of Witness (Please print)

EXECUTED by Malibu Australian Acquisition Corp.	)

/s/ Jack Springer
Signature of Officer
Jack Springer
Name of Officer (please print)
CEO
Title of Officer (please print)

EXECUTED by MALIBU BOATS PTY LTD:	)

/s/ XAVIER STUART WEST
Signature of Sole Director and Company Secretary
XAVIER STUART WEST
Name of Sole Director and Company Secretary (please print)

Exhibit 2.1

EXECUTED by MALIBU BOATS, INC.

/s/ Jack Springer
Signature of Officer
Jack Springer
Name of Officer (please print)
CEO
Title of Officer (please print)

Exhibit 2.1

Annexure A	Disclosure Material
This annexure to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this annexure upon request.

Exhibit 2.1

Annexure B	Unqualified audit opinion terms

We have audited the accompanying financial report of Malibu Boats Pty Limited (“the company”), which comprises the statements of financial position as at 30 June 2014 and 2013, and the statements of comprehensive income, statements of changes in equity and statements of cash flows for each of the years then ended, notes comprising a summary of significant accounting policies and other explanatory information and the directors' declaration.

Directors’ Responsibility for the Financial Report
The directors of the company are responsible for the preparation and fair presentation of the financial report in accordance with Australian Accounting Standards and for such internal control as the directors determine is necessary to enable the preparation of the financial report that is free from material misstatement, whether due to fraud or error. In Note [XX], the directors also state, in accordance with
Accounting Standard AASB 101 Presentation of Financial Statements, that the financial statements comply with International Financial Reporting Standards.

Auditor’s Responsibility
Our responsibility is to express an opinion on the financial report based on our audit. We conducted our audits in accordance with US Generally Accepted Auditing Standards and Australian Auditing Standards.
These Auditing Standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independence
In conducting our audit, we have complied with the independence requirements of the Australian professional accounting bodies.

Opinion

In our opinion:

(a) the financial report presents fairly, in all material respects, the financial position of Malibu Boats Pty
Limited as at 30 June 2014 and 2013 and of its financial performance and cash flows for each of the years then ended in accordance with Australian Accounting Standards;

(b) the financial report also complies with International Financial Reporting Standards as disclosed in
Note [XX.]; and

(c) the financial report Note [XX] accurately describes the differences between the financial statements presented in accordance with International Financial Reporting Standards and the financial statements if they were presented in accordance with Generally Accepted Accounting Principles in the United States
as required by Item 17 of Form 20-F as published by the United States Securities and Exchange
Commission.

Exhibit 2.1

Annexure C	Disclosure Letter
This annexure to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this annexure upon request.

Exhibit 2.1

Annexure D	Property Termination and Release Deed
This annexure to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this annexure upon request.

Exhibit 2.1

Annexure E	Agreed Announcement
This annexure to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this annexure upon request.

Exhibit 2.1

Annexure F	Mutual Release Deed
This annexure to the Share Sale Agreement has been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of this annexure upon request.